EXHIBIT 10.58

December 16, 2003

TRANSFER AGREEMENT

THIS AGREEMENT is made this 16th day of December, 2003, by and between:

A. City of Clearwater (“CITY”);

B. Verizon Media Ventures Inc. a Delaware corporation, hereinafter referred to as VERIZON; and

C. Knology Inc., a Delaware corporation, hereinafter referred to as KNOLOGY INC.

D. Knology Broadband of Florida, Inc. a Delaware corporation, hereinafter referred to as KNOLOGY; and

E. Knology New Media, Inc. a Delaware corporation and wholly owned subsidiary of Knology Inc., hereinafter referred to as KNOLOGY NEW MEDIA.

F. KNOLOGY AND KNOLOGY NEW MEDIA etc. may be referred to jointly herein as “COMPANIES”.

RECITALS

WHEREAS, VERIZON currently holds a cable franchise (the “FRANCHISE”) from the CITY subject to the GTE Media Ventures Cable Franchise Ordinance, CITY Ordinance No. 6046-96. (“FRANCHISE AGREEMENT”), as modified and becoming a part thereof, by stipulations attendant to a nominal change in control, from GTE Media Ventures Incorporated and Bell Atlantic Corporation in Resolution No. 00-13, all of which documents, as any of them may lawfully be or may have been amended from time to time, are collectively referred to as the “FRANCHISE DOCUMENTS”; and

WHEREAS, by action of its Board Directors and stockholder, effective June 23, 2000, GTE Media Ventures Incorporated changed its name to Verizon Media Ventures Inc. (“VERIZON”) and has provided cable television service to subscribers in the CITY; and

WHEREAS, pursuant to an Asset Purchase Agreement dated July 15, 2003 (“Asset Purchase Agreement”), KNOLOGY NEW MEDIA will acquire the franchise currently held by VERIZON and the cable system serving the CITY (“SYSTEM”) both of which will then be assigned to KNOLOGY (the “PROPOSED TRANSACTION”); and

WHEREAS, the FRANCHISE AGREEMENT Section 14(A) provides that the prior approval of the CITY is required for the PROPOSED TRANSACTION; and

WHEREAS, VERIZON and THE COMPANIES filed an FCC Form 394 with the CITY and requested that the CITY approve the PROPOSED TRANSACTION (the “TRANSFER APPLICATION”); and

December 16, 2003

WHEREAS, KNOLOGY agrees to provide a guarantee, in the attached form, from KNOLOGY INC. guaranteeing performance by KNOLOGY of all of KNOLOGY’S obligations under the FRANCHISE DOCUMENTS and this Transfer Agreement; and

WHEREAS, THE COMPANIES have agreed to comply with the FRANCHISE DOCUMENTS and applicable law from and after the completion of the PROPOSED TRANSACTION; and

WHEREAS, relying on VERIZON, and THE COMPANIES’ respective representations, the CITY is willing to grant its consent to the PROPOSED TRANSACTION, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration for the CITY’s consent to the PROPOSED TRANSACTION, and subject to the terms and conditions of this Agreement and of the CITY’s Resolution consenting to the PROPOSED TRANSACTION (“TRANSFER RESOLUTION”), THE PARTIES DO HEREBY AGREE as follows:

Section 1. DEFINITION For purposes of this Agreement, “FRANCHISEE” shall mean VERIZON prior to the closing of the PROPOSED TRANSACTION, and KNOLOGY on and after that date.

Section 2. TRANSFER OF FRANCHISE

2.1 The foregoing recitals are true and correct and are incorporated herein by reference.

2.2 The CITY has consented through the TRANSFER RESOLUTION to the PROPOSED TRANSACTION as specified in the TRANSFER APPLICATION, in consideration for the promises and performances of VERIZON and THE COMPANIES as expressed in this Transfer Agreement.

Section 3. ACCEPTANCE OF FRANCHISE OBLIGATIONS

3.1 KNOLOGY hereby accepts, acknowledges, and agrees that, after the PROPOSED TRANSACTION, KNOLOGY will be bound by all the commitments, duties, and obligations, present, continuing and future, of the FRANCHISEE embodied in the FRANCHISE DOCUMENTS, and that the PROPOSED TRANSACTION will have no effect on these obligations.

3.2 VERIZON and the COMPANIES agree that neither the PROPOSED TRANSACTION nor the CITY’s approval of the PROPOSED TRANSACTION shall in any respect relieve the FRANCHISEE or any of its successors in interest of responsibility for its past acts or omissions, known or unknown. VERIZON hereby agrees that, except to the extent otherwise covered by separate agreements, it shall be liable for its past acts and omissions, known and unknown, including liability for any and all previously accrued but

December 16, 2003

unfulfilled obligations to the CITY, under the FRANCHISE DOCUMENTS and applicable law, for all purposes, including but not limited to review of past performance. KNOLOGY agrees that, for purposes of determining whether its FRANCHISE should be renewed, all acts and omissions of FRANCHISEE occurring prior to this Agreement will be deemed to be those of KNOLOGY. The PROPOSED TRANSACTION shall not restrict or expand the rights of the COMPANIES under or related to the FRANCHISE DOCUMENTS as compared to those that could have been exercised by the FRANCHISEE prior to the PROPOSED TRANSACTION.

3.3 VERIZON shall ensure that all records pertaining to the FRANCHISE, including financial records, shall continue to be available after the PROPOSED TRANSACTION in the same way and to the same extent such information was available prior to the PROPOSED TRANSACTION. KNOLOGY shall ensure that all records pertaining to the FRANCHISE in its possession, shall continue to be available after the PROPOSED TRANSACTION in the same way and to the same extent such information was available prior to the PROPOSED TRANSACTION.

3.4 KNOLOGY represents and warrants that it has and will have complete and actual working control over the system.

3.5 KNOLOGY shall execute and submit to the CITY an Acceptance of Franchise by KNOLOGY in substantially the form attached hereto as Exhibit B.

3.6 KNOLOGY agrees to provide a guarantee from Knology, Inc. and KNOLOGY NEW MEDIA in the form specified in Exhibit A, which is acceptable to the CITY, guaranteeing performance by KNOLOGY of all of KNOLOGY’S obligations under the FRANCHISE DOCUMENTS and this Transfer Agreement. The signed guarantees must be provided on or before the closing of the PROPOSED TRANSACTION.

3.7 VERIZON and the COMPANIES agree that, from and after the consummation of the PROPOSED TRANSACTION it shall comply with all of the terms and conditions set forth in this Transfer Agreement. VERIZON agrees that it will not take any action, without cause, that prevents KNOLOGY from complying with its obligations under the Franchise Documents or this Agreement. VERIZON agrees that it will provide the CITY 20 days prior notice of any action taken by VERIZON which may reasonably result in an interruption or degradation of service to KNOLOGY subscribers on account of a failure by KNOLOGY to meet an obligation under any agreement between KNOLOGY and VERIZON.

Section 4. RESERVATION OF RIGHTS

4.1 The CITY reserves all rights not expressly granted in this Transfer Agreement, including without limitation those specified below.

4.2 The CITY waives none of its rights with respect to the FRANCHISEE’, the COMPANIES’ or VERIZON’S compliance with the requirements set forth in the FRANCHISE

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DOCUMENTS. At no time will the COMPANIES contend, either directly or indirectly, that the CITY is barred, by reason of the PROPOSED TRANSACTION, from considering, or raising claims based on, any defaults of KNOLOGY or VERIZON, any failure by KNOLOGY or VERIZON to provide reasonable service in light of the community’s needs, or any failure by KNOLOGY or VERIZON to comply with the terms and conditions of the FRANCHISE DOCUMENTS or with applicable law. The CITY approval of the PROPOSED TRANSACTION shall in no way be deemed a representation by the CITY that the FRANCHISEE is in compliance with all of its obligations under the FRANCHISE DOCUMENTS.

4.3 Neither this Transfer Agreement, nor any other action or omission by the CITY at or before the execution of this Transfer Agreement, shall be construed to grant the CITY’s consent to any future transfer of the FRANCHISE and/or the System, and/or any future change in ownership and/or control of the FRANCHISE and/or the System, or to mean that the CITY’s consent to any future transaction is not required.

4.4 Any consent given by the CITY to the PROPOSED TRANSACTION is made without prejudice to, or waiver of, the CITY’s right to investigate and take into account any lawful considerations during any future FRANCHISE renewal or transfer process.

4.5 This Transfer Agreement does not affect and shall not be construed to affect the rights and authority of the CITY to regulate or authorize, by ordinance, license or otherwise, use of the public rights-of-way for purposes other than for cable service.

Section 5. REPRESENTATIONS AND WARRANTIES

5.1 VERIZON and each of the COMPANIES hereby represents and warrants that at the time of the execution of this Agreement: (a) it is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (b) the FRANCHISE DOCUMENTS and, assuming due execution hereof by the other parties hereto, this Transfer Agreement constitute legal, valid and binding obligations of such Company enforceable in accordance with their terms; (c) the execution and delivery of, and performance by such Company under, this Transfer Agreement and the FRANCHISE DOCUMENTS, where applicable, are within such Company’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite corporate or partnership action on the part of such Company and are not in contravention of such Company’s partnership agreement, charter, bylaws, and/or other organizational documents; and (d) no representation made to the CITY by such Company is incomplete, untrue or inaccurate in any material respect.

5.2 KNOLOGY represents and warrants that neither the PROPOSED TRANSACTION nor this Transfer Agreement will adversely affect KNOLOGY’S ability to meet the requirements of the current FRANCHISE DOCUMENTS, or to meet the CITY’s future cable-related needs and interests in a renewal FRANCHISE.

December 16, 2003

5.3 KNOLOGY represents and warrants that the PROPOSED TRANSACTION will not have any adverse financial effect on the System, or adversely affect performance.

5.4 KNOLOGY represents and warrants that after the PROPOSED TRANSACTION, KNOLOGY’S financial qualifications will be such as shall enable it to maintain and operate the System in the CITY.

5.5 KNOLOGY represents and warrants that the PROPOSED TRANSACTION will not in any respect reduce the quality of customer service in the CITY.

5.6 KNOLOGY represents and warrants that the PROPOSED TRANSACTION will not reduce the quality of existing system maintenance or repair.

Section 6. INDEMNIFICATION

6.1 VERIZON and each of the COMPANIES agree to indemnify and hold the CITY harmless against any loss, claim, damage, liability or expense (including, without limitation, reasonable attorneys’ fees) caused by any representation or warranty made by that Company herein which is determined by a court of competent jurisdiction or by the parties to be untrue or inaccurate in any material respect.

6.2 In addition to any indemnification under the FRANCHISE DOCUMENTS, KNOLOGY shall indemnify and hold the CITY harmless against any loss, claim, damage, liability or expense (including, without limitation, reasonable attorneys’ fees) incurred by the CITY in connection with any action or proceeding commenced by a third party (not one of the parties to this Transfer Agreement) claiming or asserting any liability of the CITY relating to or arising from the PROPOSED TRANSACTION or this Transfer Agreement.

6.3 VERIZON shall indemnify, pay the cost of defense, including attorney’s fees, and hold harmless the CITY from all suits, actions or claims of any character brought on account of any injuries or damages received or sustained by any person, persons or property by or from the Franchise; or by, or in consequence or of any neglect in safeguarding the work under the Franchise; or on account of act or omission, neglect or misconduct of VERIZON; or by, or on account of, any claim or amounts recovered under the Workers’ Compensation Law or of any other laws, by-laws, ordinance, order or decree, except only such injury or damage as shall have been occasioned by the sole negligence of the CITY. Notwithstanding the foregoing, VERIZON’s indemnification obligation hereunder shall be limited to suits, actions, or claims resulting from acts or omissions prior to the date of Transfer. The CITY shall give VERIZON prompt notice of the making of any claim or the commencement of any action, suit or other proceeding covered by the provisions of this section.

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Section 7. ADDITIONAL CONDITIONS

7.1 In the event the transfer does not close by March 31, 2004, or closes on terms that are in any material respect different from the terms disclosed to the CITY in writing, then any CITY consent to the PROPOSED TRANSACTION shall be void and of no force or effect, and the PROPOSED TRANSACTION deemed to have been timely denied.

7.2 VERIZON and the COMPANIES hereby waive any and all claims that they may have that any denial of the TRANSFER APPLICATION that results from failure of the conditions herein fails to satisfy the deadlines established by applicable law including, without limitation, claims based on, arising out of, or relating to 47 U.S.C. § 537, as amended, and agree that they shall be deemed to have agreed to an extension of the time to act on the TRANSFER APPLICATION as required to make any denial effective.

7.3 KNOLOGY shall provide proof that all required insurance, bonds and letters of credit have been delivered to the CITY on or before the Closing of the Proposed Transaction. Within 20 days of KNOLOGY INC. closing its public stock offering, it shall submit proof that it has satisfied any liens or encumbrances arising out of the five million dollar Purchase Money Financing Line of Credit between KNOLOGY NEW MEDIA INC. and certain of its investors.

7.4 Except to the extent provided below all required insurance, bonds and letters of credit currently provided by VERIZON shall remain in full force until KNOLOGY provides proof to the CITY that all insurance, bonds and letters of credit as required under the FRANCHISE have been obtained. VERIZON shall maintain in full force and effect a faithful performance bond running to the CITY, with a good and sufficient surety approved by the CITY, in the amount of $100,000.00, conditioned that VERIZON shall well and truly observe, fulfill, and perform each term and condition of the FRANCHISE which VERIZON is obligated to observe, fulfill, and perform until and including the Closing of the PROPOSED TRANSACTION, and that, in case of any breach which may be discovered and for which a claim may be made before or after the Closing of the PROPOSED TRANSACTION, the CITY shall be entitled to recover from the principal and sureties thereof the amount of all damages, including all costs and attorney’s fees incurred by the CITY, approximately resulting from the failure of VERIZON to well and faithfully observe and perform any and all of the provisions of the FRANCHISE which VERIZON was obligated to observe and perform prior to and including the Closing of the PROPOSED TRANSACTION. Such bond shall be maintained in full force and effect for a term or succession of terms ending 18 months after the effective date of this Agreement.

Section 8. BREACHES Any breach of this Transfer Agreement on or after Closing by KNOLOGY shall be deemed a breach of the FRANCHISE AGREEMENT and shall be subject to all remedies available for a breach of the FRANCHISE AGREEMENT, in

December 16, 2003

addition to any other remedies the parties may have under this Transfer Agreement at law or equity.

Section 9. MISCELLANEOUS PROVISIONS.

9.1. Effective Date: This Transfer Agreement shall be effective and binding upon the signatories once it has been signed by all signatories.

9.2 Binding Acceptance: This Transfer Agreement shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns, and the promises and obligations herein shall survive the expiration date hereof. Any purported assignment of this Transfer Agreement is void without the express written consent of the signatories.

9.3 Voluntary Agreement: This Transfer Agreement is freely and voluntarily given by each party, without any duress or coercion, and after each party has consulted with its counsel. Each party has carefully and completely read all of the terms and provisions of this Transfer Agreement. Neither any of the COMPANIES, nor any of their affiliates, nor the CITY, will take any action to challenge any provision of this Transfer Agreement; nor will they participate with any other person or entity in any such challenge.

9.4 Severability: If any term, condition, or provision of this Transfer Agreement shall, to any extent, be held to be invalid, preempted, or unenforceable, the remainder hereof shall be valid in all other respects and continue to be effective.

9.5 Counterparts: This Transfer Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

9.6 Conforming Amendments to Franchise Agreement: KNOLOGY agrees to accept FRANCHISE amendments to the extent necessary to reflect the PROPOSED TRANSACTION or the provisions of this Transfer Agreement.

9.7 Governing Law: This Transfer Agreement shall be governed in all respects by the law of the State of Florida.

9.8 Captions and References: The captions and headings of sections throughout this Transfer Agreement are intended solely to facilitate reading and reference to the sections and provisions of this Transfer Agreement. Such captions shall not affect the meaning or interpretation of this Transfer Agreement.

END OF SUBSTANTIVE PROVISIONS

SIGNATURE PAGE AND EXHIBITS TO FOLLOW

November 20, 2003

AGREED TO THIS 16th DAY OF December, 2003.

Countersigned:	CITY OF CLEARWATER, FLORIDA

/s/ Brian J. Aungst	By:	/s/ William B. Horne II

Brian J. Aungst Mayor-Commissioner		William B. Horne II City Manager

Approved as to form:	Attest:

/s/ Pamela K. Akin	/s/ Cynthia E. Goudeau

Pamela K. Akin City Attorney	Cynthia E. Goudeau City Clerk

Verizon

By:

[title]

Knology New Media, Inc.

By:

[title]

Knology Broadband of Florida, Inc.

By:

[title]

December 16, 2003

AGREED TO THIS      DAY OF                         ,                 .

Countersigned:	CITY OF CLEARWATER, FLORIDA

By:

Brian J. Aungst Mayor-Commissioner		William B. Horne II City Manager

Approved as to form:	Attest:

Pamela K. Akin City Attorney	Cynthia E. Goudeau City Clerk

Verizon ____

By:	/s/ Illegible

[title]

Knology New Media, Inc.

By:	/s/ Illegible

VP – Business Development

Knology Broadband of Florida, Inc.

By:	/s/ Illegible

VP – Business Development

December 16, 2003

EXHIBIT A

GUARANTEE OF PERFORMANCE

WHEREAS, the City of Clearwater, Florida (“CITY”) granted a franchise (“FRANCHISE”) to Verizon Media Ventures Inc., to erect, construct, operate, and maintain a cable system in the CITY pursuant to the GTE Media Ventures Incorporated. Cable Franchise Ordinance, City of Clearwater Ordinance No. 6046-95 and as subsequently amended, all of which documents, as any of them may lawfully be or may have been amended from time to time, are collectively referred to as the “FRANCHISE DOCUMENTS”; and

WHEREAS, the City of Clearwater, Florida (“CITY”) consented to a transfer of a CITY FRANCHISE from VERIZON to KNOLOGY (“FRANCHISEE”) conditioned upon execution of a transfer agreement and related documents including this Guarantee; and

WHEREAS, Knology lnc. (“GUARANTOR”) is an indirect parent of the FRANCHISEE and will have a substantial interest in the FRANCHISE, in the conduct of the FRANCHISEE, and in the FRANCHISE DOCUMENTS, which are incorporated herein by this reference;

NOW, THEREFORE, the GUARANTOR hereby unconditionally guarantees the due and timely performance of any and all obligations of the FRANCHISEE required by the FRANCHISE DOCUMENTS. The GUARANTOR also promises that no company in the chain of ownership between it and the FRANCHISEE will take any action that would prevent the FRANCHISEE from performing its obligations under the FRANCHISE. This Guarantee, unless terminated, substituted or canceled as hereinafter provided, shall remain in full force and effect for the term of the FRANCHISE, as it may be renewed or extended and as provided by the FRANCHISE DOCUMENTS; provided, however, that upon the CITY’s prior written approval of a substitute guarantor, which approval shall not be unreasonably withheld, this Guarantee may be terminated, substituted or canceled upon written notice from the GUARANTOR to the CITY and the FRANCHISEE. Any such substitution of the GUARANTORS will be implemented in a manner that ensures that the substitute guarantee is in place and effective prior to or contemporaneously with the termination, substitution or cancellation of this Guarantee so that there is no breach in coverage.

Any notice of such a substitution as required by law shall be addressed to the CITY Administrator with a copy to the FRANCHISEE. Such termination shall not affect liability incurred or accrued under this Guarantee prior to the effective date of such termination or cancellation.

END OF SUBSTANTIVE PROVISIONS, SIGNATURE PAGE TO FOLLOW

December 16, 2003

Knology, Inc.

By:	/s/ Felix Boccucci

Name:	Felix Boccucci
Title:	VP – Business Development

STATE OF Georgia

I HEREBY CERTIFY, that on this 16th day of December, 2003, before me, the subscriber, a Notary Public of the State of Georgia, in and for Troup County, Georgia, aforesaid personally appeared Felix Boccucci of Knology Inc. 12410 ____, West Point, Georgia and acknowledged the foregoing Acceptance of Franchise by Franchisee in Clearwater, Florida to be the act and deed of said company.

Troup County, Georgia

AS WITNESS my hand and Notary Seal

/s/ Illegible

Notary Public

My Commission Expires: MY COMMISSION EXPIRES JUNE 21, 2005

EXHIBIT B

ACCEPTANCE OF FRANCHISE BY THE FRANCHISEE

Knology (“FRANCHISEE “) hereby accepts the franchise to erect, construct, maintain, and operate a cable system offered by the GTE Media Ventures Cable Franchise Ordinance, City of Clearwater Ordinance No. 6046-96 (“FRANCHISE AGREEMENT”), as assigned and modified by that Resolution No. 00-13 (“FRANCHISE ORDINANCE”). By this acceptance, FRANCHISEE agrees that, as set forth in the FRANCHISE ordinance, it shall be bound by the terms and conditions of the FRANCHISE AGREEMENT, any amendments thereto, (collectively, the “FRANCHISE DOCUMENTS”).

By accepting the franchise, the FRANCHISEE further: (1) acknowledges and accepts the CITY’s legal right to issue and enforce the franchise; (2) agrees that it will not oppose the CITY’s intervention in any proceeding affecting its franchise or obligations thereunder; (3) accepts and agrees to comply with each and every provision of the FRANCHISE DOCUMENTS; and (4) agrees that the franchise was granted pursuant to processes and procedures consistent with applicable law, and that it will not raise any claim to the contrary.

The FRANCHISEE declares that it has carefully read all of the terms and conditions of the FRANCHISE DOCUMENTS, and accepts and agrees to abide by same.

The FRANCHISEE is bound to maintain and operate a cable system under the terms, conditions and limitations set forth in the FRANCHISE DOCUMENTS and other applicable law, as of the time and date it files this written acceptance with William B. Home, II, Clearwater City Manager

END OF SUBSTANTIVE PROVISIONS, SIGNATURE PAGE TO FOLLOW

AGREED TO THIS 16th DAY OF December, 2003.

Knology, Inc.

By:	/s/ Felix Boccucci

Name:	Felix Boccucci
Title:	VP – Business Development

STATE OF Georgia:

I HEREBY CERTIFY, that on this 16th day of December, 2003, before me, the subscriber, a Notary Public of the State of Georgia, in and for Troup County, GA, aforesaid personally appeared Felix Boccucci of Knology Inc. 1241 O.G. Skinner and acknowledge the forgoing Acceptance of Franchise by Franchisee to be the act and deed of said company.

AS WITNESS my hand and Notary Seal

/s/ Illegible

Notary Public

My Commission Expires: MY COMMISSION EXPIRES JUNE 21, 2005

RESOLUTION NO. 03-41

A RESOLUTION OF THE CITY OF CLEARWATER, FLORIDA, APPROVING THE TRANSFER OF VERIZON MEDIA VENTURES INC. CABLE TELEVISION FRANCHISE TO KNOLOGY OF FLORIDA BROADBAND, INC.; AUTHORIZING EXECUTION OF THE TRANSFER AGREEMENT PROVIDING AN EFFECTIVE DATE.

WHEREAS, pursuant to Ordinance 6046-96, adopted June 20, 1996, the City of Clearwater approved a cable franchise agreement with GTE Media Ventures Incorporated, a wholly-owned subsidiary of GTE Corporation; and

WHEREAS, on April 6, 2000, the City of Clearwater adopted Resolution No. 00-13, approving the proposed GTE Corporation-Bell Atlantic Corporation merger; granting a change or transfer in control of the GTE Media Ventures cable franchise to Verizon Media Ventures Inc.; and

WHEREAS, Verizon Media Ventures Inc. (“Franchisee”), owns, operates, and maintains a cable television system (the “System”) in the City of Clearwater (the “City”), pursuant to a cable television franchise agreement (the “Franchise”); and

WHEREAS, Franchisee, and Knology New Media, Inc., (“Buyer”) are parties to an Asset Purchase Agreement (the “Agreement”), pursuant to which the Franchise will be transferred (the “Transfer”) from Franchisee to the Assignee of the Buyer, Knology of Florida Broadband, Inc. (the “Transferee”) at the consummation of the transaction contemplated by the Agreement (the “Closing”); and

WHEREAS, Franchisee and Transferee have requested consent by the City to the Transfer in accordance with the requirements of the Franchise and have filed an FCC Form 394 with the City; and

WHEREAS, in accordance with Section 14(b) of the cable franchise ordinance, Verizon Media Ventures is requesting approval of the change or transfer in control of the company; now therefore,

BE IT RESOLVED BY THE CITY COMMISSION OF THE CITY OF CLEARWATER, FLORIDA:

Section 1. The City hereby consents to and approves, subject to applicable law, the assignment by Franchisee of its right, title and interest in the Franchise to Transferee, and the assumption by Transferee of the obligations of Franchisee under the Franchise from and after the Closing.

Section 2. The City releases Verizon, effective upon the Closing, from all obligations and liabilities under the Franchise that accrue on and after the Closing date, except for suits, actions or claims made on or after the Closing date that result from an act or omission by Verizon prior to the Closing date; provided that Transferee shall be responsible for any obligations and liabilities under the Franchise that accrue on and after the Closing date.

Section 3. The City Commission hereby authorizes execution of the Transfer Agreement attached hereto as Exhibit A.

Section 4. This resolution shall be deemed effective for purposes of the Transfer upon the Closing of the Transfer.

PASSED AND ADOPTED this 4th day of December, 2003.

/s/ Brain J. Aungst

Brain J. Aungst Mayor-Commissioner

Approved as to form:	Attest:

/s/ Pamela K. Akin	/s/ Cynthia E. Goudeau

Pamela K. Akin City Attorney	Cynthia E. Goudeau City Clerk

EXHIBIT “A”

November 20, 2003

TRANSFER AGREEMENT

THIS AGREEMENT is made this 16th day of December, 2003, by and between:

A. City of Clearwater (“CITY”);

B. Verizon Media Ventures Inc. a Delaware corporation, hereinafter referred to as VERIZON; and

C. Knology Inc., a Delaware corporation, hereinafter referred to as KNOLOGY INC.

D. Knology Broadband of Florida, Inc. a Delaware corporation, hereinafter referred to as KNOLOGY; and

E. Knology New Media, Inc. a Delaware corporation and wholly owned subsidiary of Knology Inc., hereinafter referred to as KNOLOGY NEW MEDIA.

F. KNOLOGY AND KNOLOGY NEW MEDIA etc. may be referred to jointly herein as “COMPANIES”.

RECITALS

WHEREAS, VERIZON currently holds a cable franchise (the “FRANCHISE”) from the CITY subject to the GTE Media Ventures Cable Franchise Ordinance, CITY Ordinance No. 6046-96. (“FRANCHISE AGREEMENT”), as modified and becoming a part thereof, by stipulations attendant to a nominal change in control, from GTE Media Ventures Incorporated and Bell Atlantic Corporation in Resolution No. 00-13, all of which documents, as any of them may lawfully be or may have been amended from time to time, are collectively referred to as the “FRANCHISE DOCUMENTS”; and

WHEREAS, by action of its Board Directors and stockholder, effective June 23, 2000, GTE Media Ventures Incorporated changed its name to Verizon Media Ventures Inc. (“VERIZON”) and has provided cable television service to subscribers in the CITY ; and

WHEREAS, pursuant to an Asset Purchase Agreement dated July 15, 2003 (“Asset Purchase Agreement”), KNOLOGY NEW MEDIA will acquire the franchise currently held by VERIZON and the cable system serving the CITY (“SYSTEM”) both of which will then be assigned to KNOLOGY (the “PROPOSED TRANSACTION”); and

WHEREAS, the FRANCHISE AGREEMENT Section 14(A) provides that the prior approval of the CITY is required for the PROPOSED TRANSACTION; and

WHEREAS, VERIZON and THE COMPANIES filed an FCC Form 394 with the CITY and requested that the CITY approve the PROPOSED TRANSACTION (the “TRANSFER APPLICATION”); and

EXHIBIT “A”

November 20, 2003

WHEREAS, KNOLOGY agrees to provide a guarantee, in the attached form, from KNOLOGY INC. guaranteeing performance by KNOLOGY of all of KNOLOGY’S obligations under the FRANCHISE DOCUMENTS and this Transfer Agreement; and

WHEREAS, THE COMPANIES have agreed to comply with the FRANCHISE DOCUMENTS and applicable law from and after the completion of the PROPOSED TRANSACTION; and

WHEREAS, relying on VERIZON, and THE COMPANIES’ respective representations, the CITY is willing to grant its consent to the PROPOSED TRANSACTION, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration for the CITY’s consent to the PROPOSED TRANSACTION, and subject to the terms and conditions of this Agreement and of the CITY’s Resolution consenting to the PROPOSED TRANSACTION (“TRANSFER RESOLUTION”), THE PARTIES DO HEREBY AGREE as follows:

Section 1. DEFINITION For purposes of this Agreement, “FRANCHISEE” shall mean VERIZON prior to the closing of the PROPOSED TRANSACTION, and KNOLOGY on and after that date.

Section 2. TRANSFER OF FRANCHISE

2.1 The foregoing recitals are true and correct and are incorporated herein by reference.

2.2 The CITY has consented through the TRANSFER RESOLUTION to the PROPOSED TRANSACTION as specified in the TRANSFER APPLICATION, in consideration for the promises and performances of VERIZON and THE COMPANIES as expressed in this Transfer Agreement.

Section 3. ACCEPTANCE OF FRANCHISE OBLIGATIONS

3.1 KNOLOGY hereby accepts, acknowledges, and agrees that, after the PROPOSED TRANSACTION, KNOLOGY will be bound by all the commitments, duties, and obligations, present, continuing and future, of the FRANCHISEE embodied in the FRANCHISE DOCUMENTS, and that the PROPOSED TRANSACTION will have no effect on these obligations.

3.2 VERIZON and the COMPANIES agree that neither the PROPOSED TRANSACTION nor the CITY’s approval of the PROPOSED TRANSACTION shall in any respect relieve the FRANCHISEE or any of its successors in interest of responsibility for its past acts or omissions, known or unknown. VERIZON hereby agrees that, except to the extent otherwise covered by separate agreements, it shall be liable for its past acts and omissions, known and unknown, including liability for any and all previously accrued but

November 20, 2003

unfulfilled obligations to the CITY, under the FRANCHISE DOCUMENTS and applicable law, for all purposes, including but not limited to review of past performance. KNOLOGY agrees that, for purposes of determining whether its FRANCHISE should be renewed, all acts and omissions of FRANCHISEE occurring prior to this Agreement will be deemed to be those of KNOLOGY. The PROPOSED TRANSACTION shall not restrict or expand the rights of the COMPANIES under or related to the FRANCHISE DOCUMENTS as compared to those that could have been exercised by the FRANCHISEE prior to the PROPOSED TRANSACTION.

3.3 VERIZON shall ensure that all records pertaining to the FRANCHISE, including financial records, shall continue to be available after the PROPOSED TRANSACTION in the same way and to the same extent such information was available prior to the PROPOSED TRANSACTION. KNOLOGY shall ensure that all records pertaining to the FRANCHISE in its possession, shall continue to be available after the PROPOSED TRANSACTION in the same way and to the same extent such information was available prior to the PROPOSED TRANSACTION.

3.4 KNOLOGY represents and warrants that it has and will have complete and actual working control over the system.

3.5 KNOLOGY shall execute and submit to the CITY an Acceptance of Franchise by KNOLOGY in substantially the form attached hereto as Exhibit B.

3.6 KNOLOGY agrees to provide a guarantee from Knology, Inc. and KNOLOGY NEW MEDIA in the form specified in Exhibit A, which is acceptable to the CITY, guaranteeing performance by KNOLOGY of all of KNOLOGY’s obligations under the FRANCHISE DOCUMENTS and this Transfer Agreement. The signed guarantees must be provided on or before the closing of the PROPOSED TRANSACTION.

3.7 VERIZON and the COMPANIES agree that, from and after the consummation of the PROPOSED TRANSACTION it shall comply with all of the terms and conditions set forth in this Transfer Agreement. VERIZON agrees that it will not take any action, without cause, that prevents KNOLOGY from complying with its obligations under the Franchise Documents or this Agreement. VERIZON agrees that it will provide the CITY 20 days prior notice of any action taken by VERIZON which may reasonably result in an interruption or degradation of service to KNOLOGY subscribers on account of a failure by KNOLOGY to meet an obligation under any agreement between KNOLOGY and VERIZON.

Section 4. RESERVATION OF RIGHTS

4.1 The CITY reserves all rights not expressly granted in this Transfer Agreement, including without limitation those specified below.

4.2 The CITY waives none of its rights with respect to the FRANCHISEE’, the COMPANIES’ or VERIZON’S compliance with the requirements set forth in the FRANCHISE

November 20, 2003

DOCUMENTS. At no time will the COMPANIES contend, either directly or indirectly, that the CITY is barred, by reason of the PROPOSED TRANSACTION, from considering, or raising claims based on, any defaults of KNOLOGY or VERIZON, any failure by KNOLOGY or VERIZON to provide reasonable service in light of the community’s needs, or any failure by KNOLOGY or VERIZON to comply with the terms and conditions of the FRANCHISE DOCUMENTS or with applicable law. The CITY approval of the PROPOSED TRANSACTION shall in no way be deemed a representation by the CITY that the FRANCHISEE is in compliance with all of its obligations under the FRANCHISE DOCUMENTS.

4.3 Neither this Transfer Agreement, nor any other action or omission by the CITY at or before the execution of this Transfer Agreement, shall be construed to grant the CITY’s consent to any future transfer of the FRANCHISE and/or the System, and/or any future change in ownership and/or control of the FRANCHISE and/or the System, or to mean that the CITY’s consent to any future transaction is not required.

4.4 Any consent given by the CITY to the PROPOSED TRANSACTION is made without prejudice to, or waiver of, the CITY’s right to investigate and take into account any lawful considerations during any future FRANCHISE renewal or transfer process.

4.5 This Transfer Agreement does not affect and shall not be construed to affect the rights and authority of the CITY to regulate or authorize, by ordinance, license or otherwise, use of the public rights-of-way for purposes other than for cable service.

Section 5. REPRESENTATIONS AND WARRANTIES

5.1 VERIZON and each of the COMPANIES hereby represents and warrants that at the time of the execution of this Agreement: (a) it is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (b) the FRANCHISE DOCUMENTS and, assuming due execution hereof by the other parties hereto, this Transfer Agreement constitute legal, valid and binding obligations of such Company enforceable in accordance with their terms; (c) the execution and delivery of, and performance by such Company under, this Transfer Agreement and the FRANCHISE DOCUMENTS, where applicable, are within such Company’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite corporate or partnership action on the part of such Company and are not in contravention of such Company’s partnership agreement, charter, bylaws, and/or other organizational documents; and (d) no representation made to the CITY by such Company is incomplete, untrue or inaccurate in any material respect.

5.2 KNOLOGY represents and warrants that neither the PROPOSED TRANSACTION nor this Transfer Agreement will adversely affect KNOLOGY’S ability to meet the requirements of the current FRANCHISE DOCUMENTS, or to meet the CITY’s future cable-related needs and interests in a renewal FRANCHISE.

November 20, 2003

5.3 KNOLOGY represents and warrants that the PROPOSED TRANSACTION will not have any adverse financial effect on the System, or adversely affect performance.

5.4 KNOLOGY represents and warrants that after the PROPOSED TRANSACTION, KNOLOGY’S financial qualifications will be such as shall enable it to maintain and operate the System in the CITY.

5.5 KNOLOGY represents and warrants that the PROPOSED TRANSACTION will not in any respect reduce the quality of customer service in the CITY.

5.6 KNOLOGY represents and warrants that the PROPOSED TRANSACTION will not reduce the quality of existing system maintenance or repair.

Section 6. INDEMNIFICATION

6.1 VERIZON and each of the COMPANIES agree to indemnify and hold the CITY harmless against any loss, claim, damage, liability or expense (including, without limitation, reasonable attorneys’ fees) caused by any representation or warranty made by that Company herein which is determined by a court of competent jurisdiction or by the parties to be untrue or inaccurate in any material respect.

6.2 In addition to any indemnification under the FRANCHISE DOCUMENTS, KNOLOGY shall indemnify and hold the CITY harmless against any loss, claim, damage, liability or expense (including, without limitation, reasonable attorneys’ fees) incurred by the CITY in connection with any action or proceeding commenced by a third party (not one of the parties to this Transfer Agreement) claiming or asserting any liability of the CITY relating to or arising from the PROPOSED TRANSACTION or this Transfer Agreement.

6.3 VERIZON shall indemnify, pay the cost of defense, including attorney’s fees, and hold harmless the CITY from all suits, actions or claims of any character brought on account of any injuries or damages received or sustained by any person, persons or property by or from the Franchise; or by, or in consequence or of any neglect in safeguarding the work under the Franchise; or on account of act or omission, neglect or misconduct of VERIZON; or by, or on account of, any claim or amounts recovered under the Workers’ Compensation Law or of any other laws, by-laws, ordinance, order or decree, except only such injury or damage as shall have been occasioned by the sole negligence of the CITY. Notwithstanding the foregoing, VERIZON’S indemnification obligation hereunder shall be limited to suits, actions, or claims resulting from acts or omissions prior to the date of Transfer. The CITY shall give VERIZON prompt notice of the making of any claim or the commencement of any action, suit or other proceeding covered by the provisions of this section.

November 20, 2003

Section 7. ADDITIONAL CONDITIONS

7.1 In the event the transfer does not close by March 31, 2004, or closes on terms that are in any material respect different from the terms disclosed to the CITY in writing, then any CITY consent to the PROPOSED TRANSACTION shall be void and of no force or effect, and the PROPOSED TRANSACTION deemed to have been timely denied.

7.2 VERIZON and the COMPANIES hereby waive any and all claims that they may have that any denial of the TRANSFER APPLICATION that results from failure of the conditions herein fails to satisfy the deadlines established by applicable law including, without limitation, claims based on, arising out of, or relating to 47 U.S.C. § 537, as amended, and agree that they shall be deemed to have agreed to an extension of the time to act on the TRANSFER APPLICATION as required to make any denial effective.

7.3 KNOLOGY shall provide proof that all required insurance, bonds and letters of credit have been delivered to the CITY on or before the Closing of the Proposed Transaction. Within 20 days of KNOLOGY INC. closing its public stock offering, it shall submit proof that it has satisfied any liens or encumbrances arising out of the five million dollar Purchase Money Financing Line of Credit between KNOLOGY NEW MEDIA INC. and certain of its investors.

7.4 Except to the extent provided below all required insurance, bonds and letters of credit currently provided by VERIZON shall remain in full force until KNOLOGY provides proof to the CITY that all insurance, bonds and letters of credit as required under the FRANCHISE have been obtained. VERIZON shall maintain in full force and effect a faithful performance bond running to the CITY, with a good and sufficient surety approved by the CITY, in the amount of $100,000.00, conditioned that VERIZON shall well and truly observe, fulfill, and perform each term and condition of the FRANCHISE which VERIZON is obligated to observe, fulfill, and perform until and including the Closing of the PROPOSED TRANSACTION, and that, in case of any breach which may be discovered and for which a claim may be made before or after the Closing of the PROPOSED TRANSACTION, the CITY shall be entitled to recover from the principal and sureties thereof the amount of all damages, including all costs and attorney’s fees incurred by the CITY, approximately resulting from the failure of VERIZON to well and faithfully observe and perform any and all of the provisions of the FRANCHISE which VERIZON was obligated to observe and perform prior to and including the Closing of the PROPOSED TRANSACTION. Such bond shall be maintained in full force and effect for a term or succession of terms ending 18 months after the effective date of this Agreement.

Section 8. BREACHES Any breach of this Transfer Agreement on or after Closing by KNOLOGY shall be deemed a breach of the FRANCHISE AGREEMENT and shall be subject to all remedies available for a breach of the FRANCHISE AGREEMENT, in

November 20, 2003

addition to any other remedies the parties may have under this Transfer Agreement at law or equity.

Section 9. MISCELLANEOUS PROVISIONS.

9.1. Effective Date: This Transfer Agreement shall be effective and binding upon the signatories once it has been signed by all signatories.

9.2 Binding Acceptance: This Transfer Agreement shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns, and the promises and obligations herein shall survive the expiration date hereof. Any purported assignment of this Transfer Agreement is void without the express written consent of the signatories.

9.3 Voluntary Agreement: This Transfer Agreement is freely and voluntarily given by each party, without any duress or coercion, and after each party has consulted with its counsel. Each party has carefully and completely read all of the terms and provisions of this Transfer Agreement. Neither any of the COMPANIES, nor any of their affiliates, nor the CITY, will take any action to challenge any provision of this Transfer Agreement; nor will they participate with any other person or entity in any such challenge.

9.4 Severability: If any term, condition, or provision of this Transfer Agreement shall, to any extent, be held to be invalid, preempted, or unenforceable, the remainder hereof shall be valid in all other respects and continue to be effective.

9.5 Counterparts: This Transfer Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

9.6 Conforming Amendments to Franchise Agreement: KNOLOGY agrees to accept FRANCHISE amendments to the extent necessary to reflect the PROPOSED TRANSACTION or the provisions of this Transfer Agreement.

9.7 Governing Law: This Transfer Agreement shall be governed in all respects by the law of the State of Florida.

9.8 Captions and References: The captions and headings of sections throughout this Transfer Agreement are intended solely to facilitate reading and reference to the sections and provisions of this Transfer Agreement. Such captions shall not affect the meaning or interpretation of this Transfer Agreement.

END OF SUBSTANTIVE PROVISIONS

SIGNATURE PAGE AND EXHIBITS TO FOLLOW

November 20, 2003

AGREED TO THIS 16th DAY OF December, 2003.

Countersigned:		CITY OF CLEARWATER, FLORIDA

/s/ Brian J. Aungst	By:	/s/ William B. Horne II

Brian J. Aungst Mayor-Commissioner		William B. Horne II City Manager

Approved as to form:	Attest:

/s/ Pamela K. Akin	/s/ Cynthia E. Goudeau

Pamela K. Akin City Attorney	Cynthia E. Goudeau City Clerk

Verizon

By:

[title]

Knology New Media, Inc.

By:

[title]

Knology Broadband of Florida, Inc.

By:

[title]

November 20, 2003

EXHIBIT A

GUARANTEE OF PERFORMANCE

WHEREAS, the City of Clearwater, Florida (“CITY”) granted a franchise (“FRANCHISE”) to Verizon Media Ventures Inc., to erect, construct, operate, and maintain a cable system in the CITY pursuant to the GTE Media Ventures Incorporated. Cable Franchise Ordinance, City of Clearwater Ordinance No. 6046-95 and as subsequently amended, all of which documents, as any of them may lawfully be or may have been amended from time to time, are collectively referred to as the “FRANCHISE DOCUMENTS”; and

WHEREAS, the City of Clearwater, Florida (“CITY”) consented to a transfer of a CITY FRANCHISE from VERIZON to KNOLOGY (“FRANCHISEE”) conditioned upon execution of a transfer agreement and related documents including this Guarantee; and

WHEREAS, Knology Inc. (“GUARANTOR”) is an indirect parent of the FRANCHISEE and will have a substantial interest in the FRANCHISEE, in the conduct of the FRANCHISEE, and in the FRANCHISE DOCUMENTS, which are incorporated herein by this reference;

Now, THEREFORE, the GUARANTOR hereby unconditionally guarantees the due and timely performance of any and all obligations of the FRANCHISEE required by the FRANCHISE DOCUMENTS. The GUARANTOR also promises that no company in the chain of ownership between it and the FRANCHISEE will take any action that would prevent the FRANCHISEE from performing its obligations under the FRANCHISE. This Guarantee, unless terminated, substituted or canceled as hereinafter provided, shall remain in full force and effect for the term of the FRANCHISE, as it may be renewed or extended and as provided by the FRANCHISE DOCUMENTS; provided, however, that upon the CITY’S prior written approval of a substitute guarantor, which approval shall not be unreasonably withheld, this Guarantee may be terminated, substituted or canceled upon written notice from the GUARANTOR to the CITY and the FRANCHISEE. Any such substitution of the GUARANTORS will be implemented in a manner that ensures that the substitute guarantee is in place and effective prior to or contemporaneously with the termination, substitution or cancellation of this Guarantee so that there is no breach in coverage.

Any notice of such a substitution as required by law shall be addressed to the CITY Administrator with a copy to the FRANCHISEE. Such termination shall not affect liability incurred or accrued under this Guarantee prior to the effective date of such termination or cancellation.

END OF SUBSTANTIVE PROVISIONS, SIGNATURE PAGE TO FOLLOW

November 20, 2003

Knology, Inc.

By:

Name:

Title:

STATE OF                     :

I HEREBY CERTIFY, that on this              day of                     ,             , before me, the subscriber, a Notary Public of the State of Georgia, in and for              CITY, Georgia, aforesaid personally appeared                                           of                                           and acknowledged the foregoing Acceptance of Franchise by Franchisee in              CITY, Georgia, to be the act and deed of said company.

                     CITY, Georgia

AS WITNESS my hand and Notary Seal

Notary Public

My Commission Expires:

EXHIBIT B

ACCEPTANCE OF FRANCHISE BY THE FRANCHISEE

Knology (“FRANCHISEE” ) hereby accepts the franchise to erect, construct, maintain, and operate a cable system offered by the GTE Media Ventures Cable Franchise Ordinance, City of Clearwater Ordinance No. 6046-96 (“FRANCHISE AGREEMENT”), as assigned and modified by that Resolution No. 00-13 (“FRANCHISE ORDINANCE”). By this acceptance, FRANCHISEE agrees that, as set forth in the FRANCHISE ORDINANCE, it shall be bound by the terms and conditions of the FRANCHISE AGREEMENT, any amendments thereto, (collectively, the “FRANCHISE DOCUMENTS”).

By accepting the franchise, the FRANCHISEE further: (1) acknowledges and accepts the CITY’s legal right to issue and enforce the franchise; (2) agrees that it will not oppose the CITY’s intervention in any proceeding affecting its franchise or obligations thereunder; (3) accepts and agrees to comply with each and every provision of the FRANCHISE DOCUMENTS; and (4) agrees that the franchise was granted pursuant to processes and procedures consistent with applicable law, and that it will not raise any claim to the contrary.

The FRANCHISEE declares that it has carefully read all of the terms and conditions of the FRANCHISE DOCUMENTS, and accepts and agrees to abide by same.

The FRANCHISEE is bound to maintain and operate a cable system under the terms, conditions and limitations set forth in the FRANCHISE DOCUMENTS and other applicable law, as of the time and date it files this written acceptance with William B. Home, II, Clearwater City Manager

END OF SUBSTANTIVE PROVISIONS, SIGNATURE PAGE TO FOLLOW

AGREED TO THIS      DAY OF                     ,         .

Knology, Inc.

By:

Name:

Title:

STATE OF                     :

I HEREBY CERTIFY, that on this      day of                     ,         , before me, the subscriber, a Notary Public of the State of                     , in and for                     ,     , aforesaid personally appeared                                                               of                                  and acknowledged the foregoing Acceptance of Franchise by Franchisee to be the act and deed of said company.

AS WITNESS my hand and Notary Seal

Notary Public

My Commission Expires:

[SEAL]

CITY OF CLEARWATER, FLORIDA

OFFICE OF THE CITY ATTORNEY

Phone Number (727) 562-4010

Fax Number (727) 562-4021

FAX TRANSMITTAL MEMORANDUM

DATE:	December 16, 2003

TO:	John Feehan

LOCATION:	Knology

FAX NO.:	706-645-0148

FROM:	Gina DeWitt

RE:	Resolution 03-41

NUMBER OF PAGES OF THIS MESSAGE (INCLUDING THIS PAGE): 15

MESSAGE: Here is the Resolution with attachments. I’ll send you an original agreement as soon as I get them.

ORDINANCE NO. 6046-96

AN ORDINANCE GRANTING TO GTE MEDIA VENTURES INCORPORATED THE PERMISSION TO OCCUPY MUNICIPAL STREETS AND RIGHTS-OF-WAY IN THE CITY OF CLEARWATER, FLORIDA, AS A MEANS OF PROVIDING CABLE TELEVISION SERVICES; PRESCRIBING THE TERMS AND CONDITIONS ACCOMPANYING THE GRANT OF FRANCHISE; AND PRESCRIBING PENALTIES FOR THE VIOLATION OF ITS PROVISIONS; PROVIDING FOR SEVERABILITY OF PROVISIONS; AND PROVIDING AN EFFECTIVE DATE.

BE IT ORDAINED BY THE CITY COMMISSION OF THE CITY OF CLEARWATER, FLORIDA:

Section 1 — Findings

Pursuant to the procedures in the Cable Act (as defined in Section 3), and Section 166.046 of the Florida Statutes (Municipalities - Definitions; minimum standards for cable television franchises imposed upon counties and municipalities), the Grantor (as defined in Section 3) has held a public hearing where the following issues related to granting a cable television franchise to Grantee were considered: (i) the economic impact upon private property within the City; (ii) the public need for such franchise; (iii) the capacity of public rights-of-way to accommodate the cable system; (iv) the present and future use of the public rights-of-way to be used by the cable system; (v) the potential disruption to existing users of the public rights-of-way to be used by the cable system and the resultant inconvenience which may occur to the public; (vi) the financial ability of the franchise applicant to perform; and (vii) other societal interests as are generally considered in cable television franchising. The Grantor has determined to grant a new cable television franchise to GTE Media Ventures Incorporated (the “Grantee”) on the terms and conditions set forth in this Ordinance, and the Grantee agrees to such terms and conditions.

Section 2 — Short Title

This Ordinance shall be know and may be cited as the “GTE Media Ventures Cable Franchise.”

Section 3 — Definitions

For purposes of this Ordinance, the following terms, phrases, words, and their derivations shall have the meaning given herein. When not inconsistent with the context, words in the present tense include the future, words in the plural number include the singular number and words in the singular number include the plural number. The word “shall” is always mandatory and not merely directory.

“Abandonment” means: (i) the cessation, by act or failure to act of the Grantee of the provision of all, or substantially all, of the Services then being provided over the System to Subscribers or the Grantor for twenty-four (24) or more consecutive hours, except if due to an event beyond the control of the Grantee; or (ii) the completion of any action described in Section 14 of this Ordinance without the prior written consent of the Grantor.

“Affiliated Person” means each Person who falls into one or more of the following categories: (i) each Person having, directly or indirectly, a Controlling Interest in the Grantee; (ii) each Person in which the grantee has, directly or indirectly, a Controlling Interest; (iii) each officer, director, general partner, limited partner holding an interest of twenty-five percent (25%) or more, joint venturer or joint venture partner, of the Grantee; and (iv) each Person, directly or indirectly, controlling, controlled by, or under common Control with, the Grantee; provided that “Affiliated Person” shall in no event mean the Grantor, the entity, if any, administering some or all of the Access Channels, any limited partner holding an interest of less than twenty-five percent (25%) of the Grantee, or any creditor of the Grantee solely by virtue of its status as a creditor and which is not otherwise an Affiliated Person by reason of owning a Controlling Interest in, being owned by, or being under common ownership, common management, or common Control with, the Grantee.

“Basic Service” means that level of Cable Services distributed over the Subscriber Network, which, at a minimum, shall include: (i) all Signals carried on the System in fulfillment of the requirements of Sections 614 and 615 of the Cable Act (47 U.S.C. §§ 534 and 535, respectively); (ii) any Access Channel programming required by this Ordinance to be provided to Subscribers; (iii) any Signal of any broadcast station provided by the Grantee to any Subscriber, except a Signal which is secondarily transmitted by a satellite carrier beyond the local service area of such station; and (iv) any other Cable Services offered as basic service.

“Cable Act” means the Cable Communications Policy Act of 1984, 47 U.S.C. §§ 521-611 (1991) and any amendments thereto, including amendments made by the Telecommunications Act of 1996, Pub. L. No. 104-104, 119 Stat. 56 (1996), and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385,106 Stat. 1460 (1992), codified at 47 U.S.C. §§ 151-611 (1993) and any amendments thereto, including amendments made by the Telecommunications Act of 1996, Pub. L. No. 104-104, 119 Stat. 56 (1996), all of which, among other things, are amendments to the Communications Act of 1934, 47 U.S.C. §§ 151-611 (1991).

“Cable Service” means: (i) the one-way transmission to Subscribers of video programming or other programming service and (ii) Subscriber interaction, if any, which is required for the selection or use of such video programming or other programming service.

“Cable System” means any facility, consisting of a set of closed transmission paths and associated signal generation, reception and control equipment, that is designed to provide cable service which includes video programming and which is provided to multiple subscribers within a community, but such term does not include (i) a facility that serves only to retransmit the television signals of one or more television broadcast stations; (ii) a facility that serves subscribers without using any public right-of-way; (iii) a facility of a common carrier which is subject, in whole or in part, to the provisions of subchapter II of the Communications Act of 1934, except to the extent such facility is used in the transmission of video programming directly to subscribers; or (iv) any facilities of an electric utility used solely for operating its electric utility system.

“Channel” means a band of frequencies in the electromagnetic spectrum, or any other means of transmission (including, without limitation, optical fibers or any other means now available or that may become available), which is capable of carrying a video Signal, an audio Signal, a voice Signal, or a data Signal.

“Control” or “Controlling Interest” means actual working control in whatever manner exercised, including, without limitation, working control through ownership, management, debt instruments, or negative control, as the case may be, of the System, the Franchise or the Grantee.

“Economically and Technically Feasible and Viable” means capable of being provided: (a) through technology which is readily available with reasonable delivery schedules from two (2) or more sources of supply and has been demonstrated in actual operating conditions (not simply through tests or experiments) to operate in a workable manner, and (b) in a manner which has a reasonable likelihood of generating a reasonable return on the Grantee’s investment when measured over the remaining term of the Franchise.

“FCC” means the Federal Communications Commission, its designee, or any successor thereto.

“Franchise Area” means the area consisting of the corporate limits of the City of Clearwater, as its border may be changed from time to time.

“Grantee” means GTE Media Ventures Incorporated, a Delaware corporation, whose principal place of business is located at 600 Hidden Ridge HQE04G06, P.O. Box 152092, Irving, TX 75015-2092.

“Grantor” means the City of Clearwater, Florida, or, as appropriate in the case of specific provisions of this Ordinance, any board, bureau, authority, agency, commission, department of, or any other entity of or acting on behalf of, the City of Clearwater, Florida, or any officer, official, employee, or agent thereof, any designee of any of the foregoing, or any successor thereto.

“Gross Revenue” means all revenue, as determined in accordance with generally accepted accounting principles, including advertising revenue, which is received by the Grantee, by any Affiliated Person, and any other Person from or in connection with the distribution of any Service on the System or the provision of any service related activity in connection with providing Service on the System. Gross Revenue shall not include the revenue of any Affiliated Person and other Person, including, without limitation, a supplier of programming of the Grantee, to the extent that said Revenue is also included in Gross Revenue of the Grantee. In no event shall Gross Revenue include any revenues otherwise classified as “Noncable Service” revenue under federal or state law or any revenue of the Grantee or any other Person which is received directly from the sale of merchandise through any Service distributed over the System (other than that portion of such revenue which represents or can be attributed to a Subscriber fee or a payment for the use of the System for the sale of such merchandise, which portion shall be included in Gross Revenue).

“Noncable Service” means any Service which is distributed over the System, other than a Cable Service.

“Pay Service” means any Cable Service offered on a per Channel or per program basis.

“Person” means any natural person or any association, firm, partnership, joint venture, corporation, or other legally recognized entity, whether for-profit or not-for-profit, but shall not mean the Grantor.

“Rights-of-Way” means all of the public streets, alleys, highways, waterways, bridges, easements, sidewalks and parks of the City of Clearwater, as they now exist or may be hereafter constructed, opened, laid out or extended within the present limits of the City, or in such territory as may hereafter be added to, consolidated or annexed to the City.

“Service” means any Cable Service, including any Basic Service, and any other related service, such as, the provision of any equipment and any installation of equipment or facilities and monthly use thereof, whether originated by the Grantee or any other Person, which is offered to any Person in conjunction with, or distributed over, the System.

“State-of-the-Art” or “State of the Art,” as applicable, means that level of technical or service performance, capacity and capability (including, but not limited to, plant or other equipment; construction techniques; customer service; facilities, equipment, systems and operations; and performance standards) which has been developed and demonstrated in the cable industry to be workable and Economically and Technically Feasible and Viable from time to time throughout the term of the Franchise.

“Subscriber” means any Person lawfully receiving any Service provided by the Grantee by means of or in connection with the System, whether or not a fee is paid for such Service.

“Subscriber Network” means that portion of the System over which Services are provided primarily to residential Subscribers.

“System” means the Cable System which is to be constructed or leased, operated, maintained and upgraded, as necessary, by the Grantee pursuant to this Ordinance, including, without limitation, all of Grantee’s rights to and interest in all real property, all tangible and intangible personal property, buildings, offices, furniture, leases, Subscriber lists, cables, amplifiers and all other electronic devises used in connection therewith and all of Grantee’s rights to and interest in all rights, contracts and understandings with regard to any matter related thereto.

Section 4 — Grant of Authority

(A) There is hereby granted by Grantor, to Grantee, the rights and privilege to construct, erect, operate, own and maintain, in, upon, along, across, above, over and under Rights-of-Way now laid out or dedicated, and all extensions thereof, and additions thereto in the Grantor, poles, wires, cables, underground conduits, manholes and other communication fixtures and utility structures necessary or proper for the maintenance and operation of the System in accordance with the provisions of this Ordinance; and in addition, so to use and operate similar facilities or properties including, but not limited to, any public utility, rented or leased from other persons, including, but not limited to, other grantees franchised or permitted to do business in the City. This Franchise is awarded subject to all applicable City ordinances and regulations, provisions of general or special laws of Florida, and the federal laws and regulations.

(B) This Franchise is for use by Grantee of Grantor’s Rights-of-Way to provide Cable Services only and only within the Franchise Area.

(C) The Franchise is nonexclusive. Nothing in this Ordinance shall affect the right of the Grantor to grant to any Person, or to itself, a franchise, consent, or right to occupy and use the Rights-of-Way, or any part thereof, for the construction, operation, or maintenance of all or any part of a Cable System within the Franchise Area or for any other purpose.

(D) This Section 4(D) shall be applicable if the Grantor exercises its right to grant to any third party one or more franchises for the construction, operation or maintenance of a cable system pursuant to the Cable Act, and shall be implemented consistent with Section 166.046 of the Florida Statutes (Municipalities - Definitions; minimum standards for cable television franchises imposed upon counties and municipalities).

If the Grantor exercises its right to grant to any third party one or more franchises (hereinafter “Additional Cable Franchise Ordinance”) for the construction, operation or maintenance of a Cable System pursuant to the Cable Act and the Grantee believes the Additional Cable Franchise Ordinance pursuant to which such Additional Cable Franchise Ordinance is granted bestows benefits or imposes burdens on the franchisee which, on balance, are materially more advantageous to such third party than the benefits bestowed and burdens imposed on the Grantee by this Ordinance are to the Grantee, then the Grantee may request that the Grantor make a determination to such effect and, in the event of such a determination, renegotiate the terms and conditions of this Ordinance as provided below. The Grantee may only request such a determination if the Grantee is in substantial compliance with the material provisions of this Ordinance.

In the event of such a request, the Grantor shall determine, under its standard procedures, whether the Additional Cable Franchise Ordinance bestows benefits or imposes burdens on the third party which, on balance, are materially more advantageous to the third party than the benefits and burdens imposed by this Ordinance are to the Grantee.

In making a determination under this subsection, the Grantor may consider factors such as, but not limited to: (i) the term of each franchise; (ii) the franchise fee to be paid by each franchisee, including the Grantee; (iii) the number and density of dwelling units to be served; (iv) differences in construction, operational and maintenance costs; (v) differences in required system characteristics, including state-of-the-art requirements; (vi) differences in service obligations, including public, educational and governmental access and institutional service requirements; (vii) differences in permitted company fees and charges; and (viii) such other factors and considerations as it considers to be relevant to an inquiry into the overall economic comparability of the agreements.

If the Grantor determines that the Additional Cable Franchise Agreement bestows benefits and imposes burdens on the third party which, on balance, are materially more advantageous to the third party than the benefits bestowed and burdens imposed by this Ordinance are to the Grantee, then upon the Grantee’s request, the Grantor and the Grantee shall enter into good faith negotiations to seek to modify this Ordinance to bestow benefits and impose burdens which, on balance, create overall economic comparability between this Ordinance and the Additional Cable Franchise Agreement.

(E) Nothing in this Ordinance shall be construed to prohibit the Grantor from (i) operating as a multichannel video programming distributor in the Franchise Area, notwithstanding the granting of one or more franchises by the Grantor or (ii) requiring the Grantor to secure a franchise to operate as a multichannel video programming distributor.

(F) Nothing in this Ordinance shall (i) abrogate the right of the Grantor to perform any public works or public improvements of any description, (ii) be construed as a waiver of any codes or ordinances of the Grantor or of the Grantor’s right to require the Grantee or any Person utilizing the System to secure the appropriate permits or authorizations for such use, or (iii) be construed as a waiver or release of the rights of the Grantor in and to the Rights-of-Way. In the event that all or part of the Rights-of-Way within the Franchise Area are eliminated, discontinued and closed, the Franchise shall cease with respect to such Rights-of-Way upon the effective date of the final action of the Grantor with respect thereto.

(G) Nothing in this Ordinance authorizes the Grantee to provide noncable services. Consistent with applicable law, the Grantee may petition the Grantor for the authority to provide noncable services, and the Grantor may grant such authority on terms and conditions that the Grantor reasonably determines are appropriate in the circumstances.

Section 5 — Term of Franchise

(A) The Franchise and rights herein granted shall take effect and be in force from and after the final passage hereof, as required by law and upon the filing of an acceptance by Grantee of all the terms thereof with the Grantor and shall, unless sooner terminated pursuant to this Ordinance or applicable law, continue in force and effect for a term of ten (10) years after the effective date of this Franchise.

(B) Subject to Section 626 of the Cable Act (47 U.S.C. § 546), the Grantor reserves the right to grant or deny renewal of the Franchise.

Section 6 — Compensation and Other Payments

(A) As compensation for the Franchise, the Grantee shall pay, or cause to be paid, to the Grantor the amounts set forth in this Section 6(A)–

(1) The Grantee shall pay to the Grantor franchise fees of five percent (5%) or the maximum amount permitted by the Cable Act if hereafter adopted by resolution of the Grantor.

(2) All such payments of franchise fees shall be made on a quarterly basis and shall be remitted simultaneously with the submission of the Grantee’s quarterly report required pursuant to Section 6(A)(3).

(3) The Grantee shall submit to the Grantor a report, in such form and containing such detail as the Grantor shall reasonably require, not later than thirty (30) days after the last day of each quarter throughout the term of this Ordinance setting forth the Gross Revenue for the preceding quarter.

(4) No acceptance of any franchise fee payment by the Grantor shall be construed as an accord and satisfaction that the amount paid is in fact the correct amount for a release of any claim that the Grantor may have for further or additional sums payable under this ordinance, and all amounts paid shall be subject to audit and recomputation by the Grantor.

If, as a result of such audit or any other review, the Grantor determines that the Grantee has underpaid its fees in any twelve (12) month period by ten percent (10%) or more, then, in addition to making full payment of the relevant obligation, the Grantee shall reimburse the Grantor for all of the reasonable costs associated with the audit or review, including all reasonable out-of-pocket costs for attorneys, accountants, and other consultants.

(5) If the Grantee collects from Subscribers any amounts to be paid to leased access programmers for the provision of Services on the System that would not otherwise be included in the definition of Gross Revenue, the Grantee shall deduct the same percentage from such amounts as the then-applicable franchise fee percentage pursuant to Section 6(A)(1) and include such deducted amounts in its payment to the Grantor pursuant to this Section 6(A) and include such payments in its report pursuant to Section 6(A)(3).

(6) The Grantee shall ensure, through contract or other arrangement, that any Person other than the Grantee who collects from Subscribers amounts that would constitute Gross Revenue if received directly by the Grantee (e.g., from a Person who leases a channel pursuant to Section 612 of the Cable Act) is required to remit to the Grantor quarterly a percentage of such amounts collected which is equal to the then-applicable franchise fee. Such contract or arrangement must also require the Person to submit a quarterly report which meets the requirements of Section 6(A)(3) and must entitle the Grantor to enforce the fee and reporting requirements directly against the Person.

(B) The parties agree that the compensation and other payments to be made pursuant to this Section 6 and any other provision of this Ordinance are not a tax and are not in the nature of a tax and are in addition to any and all taxes of general applicability or other fees or charges (including any fees or charges which may be imposed on the Grantee for the use of poles, conduits or similar facilities that may be owned or controlled by the Grantor) which the Grantee or any Affiliated Person shall be required to pay to the Grantor.

(C) If any payment required by this Ordinance is not actually received by the Grantor on or before the applicable date fixed in this Ordinance or by the Grantor, the Grantee shall pay interest thereon, from the due date to the date paid at a rate of one percent (1%) per month, compounded monthly, for the period of delinquency.

(D) In the event the Grantee continues to operate all or any part of the System after the term of the Franchise, then the Grantee shall continue to comply with all applicable provisions of this Ordinance, including, without limitation, all compensation and other payment provisions of this Ordinance, throughout the period of such continued operation, provided that any such continued operation shall in no way be construed as a renewal or other extension of the Franchise.

(E) The Grantee has paid or arranged to pay, in a manner satisfactory to the Grantor, a grant in the amount of Fifty Thousand Dollars ($50,000.00) to be used to reimburse the reasonable costs incurred by the Grantor for the services and expenses of third parties (including, but not limit to, attorneys and other consultants) in connection with the award of the Franchise effected by this Ordinance, or by Grantor for any other lawful purpose. The Grantee shall pay, in a manner satisfactory to the Grantor, an amount equal to the costs and expenses which the Grantor incurs in the future for the services of third parties (including, but not limited to, attorneys and other consultants) in connection with any future renegotiation, transfer, amendment, renewal or other modification of this Ordinance or the Franchise (where such action is initiated or supported by the Grantee or an Affiliated Person) at such time and in such manner as the Grantor shall specify.

Section 7 — The System

(A) The Grantee shall construct, operate, maintain, and upgrade the System as provided in this Ordinance.

(B) The Grantee shall build the System on the schedule and as otherwise provided in Appendix A. Upon completion of the System, it shall be capable of providing at least seventy-nine (79) activated downstream video Channels, and a minimum upstream capacity of thirty-five (35) Mhz, an emergency override mechanism, and the other characteristics set forth on Appendix A.

(C) The Grantee shall construct, operate, maintain and upgrade the System such that it is capable of transmitting and receiving signals to and from any other Cable System in the City of Clearwater.

(D) The Grantee shall comply with the terms set forth in Appendix B in connection with all work involved in the construction, operation, maintenance, repair, upgrade, and removal of the System, in addition to any other requirements or procedures reasonably specified by the Grantor. All work involved in the construction, operation, maintenance, repair, upgrade, and removal of the System shall be performed in a safe, thorough and reliable manner using materials of good and durable quality. If, at any time, it is determined by the Grantor or any other agency or authority of competent jurisdiction that any part of the System, including, without limitation, any means used to distribute Signals over or within the System, is harmful to the health or safety of any Person, then the Grantee shall, at its own cost and expense, promptly correct all such conditions.

(E) Neither the Grantor nor its officers, employees, agents, attorneys, consultants or independent contractors shall have any liability to the Grantee or any Affiliate Person for any liability unless such liability arises because of the willful misconduct or gross negligence, as a result of or in connection with the protection, breaking through, movement, removal, alteration, or relocation of any part of the System by or on behalf of the Grantee or the Grantor in connection with any emergency, public work, public improvement, alteration of any municipal structure, any change in the grade or line of any Street, or the elimination, discontinuation, and closing of any Street, as provided in this Ordinance.

(F) Performance Bond

(1) To guarantee the timely construction of the System and of any upgrade undertaken during the term of this Ordinance, to ensure that the operation of the System continues in an orderly and uninterrupted manner in the event of a default by the Grantee, and for the other purposes specified in Section 7(F)(3) hereof, the Grantee shall arrange for, and shall maintain throughout the term of this Ordinance, a performance bond solely for the protection of the Grantor, with a corporate surety and trust company acceptable to the Director, as provided in this Section.

(2) The performance bond shall be in a face amount of One Hundred Thousand Dollars ($100,000.00).

(3) The performance bond shall indemnify the Grantor, up to the full face amount of the bond, for: (i) the cost to continue any upgrade of the System in the Franchise Area and to maintain operation of the System following a termination of this Ordinance up to the date upon which the face amount of the bond, plus all net revenue actually received through the continued operation of the System during said period, have been exhausted; (ii) any loss or damage to any municipal structure during the course of any construction or operation of the System; (iii) any other costs, or loss or damage actually incurred by the Grantor as a result of the Grantee’s failure to perform its obligations pursuant to this Ordinance; (iv) the removal of all or any part of the System from the Rights-of-Way; (v) the payment of compensation set forth in this Ordinance; (vi) the payment of premiums for the liability insurance required pursuant to this Ordinance; (vii) the removal of the System from the property of the Grantor at the termination of this Ordinance, at the election of the Grantor, pursuant to this Ordinance; (viii) the payment to the Grantor of any amounts for which the Grantee is liable pursuant to Section 16 which are not paid by the Grantee’s insurance; (ix) the payment of any other amounts which become due to the Grantor pursuant to this Ordinance or law; and (x) any costs, losses or damages incurred by the Grantor as a result of a default of the Grantee’s obligations under this Ordinance.

(4) The performance bond shall be in a form approved by the City Attorney. Such approval shall not be unreasonably withheld. Such bond shall provide that it may not be canceled without the consent of the Grantor. The Grantor will be given Sixty (60) days written notice by registered mail, return receipt requested of intent to cancel or not renew this bond.

(5) The faithful performance by and the liability of the Grantee pursuant to this Ordinance shall not be limited by the acceptance of the bond required by this Section 7(F).

(6) Throughout the term of this Ordinance, or for as long as the Grantee operates the System, which ever period is longer, and for at least ninety (90) days thereafter, the Grantee shall maintain the performance bond in the amount specified in this Section 7(F)(2). Within fifteen (15) business days after receipt of notice from the Grantor that any amount has been withdrawn from the performance bond, as provided in this Section, the Grantee shall restore the performance bond to the amount required pursuant to Section 7(F)(2), provided that said restoration obligation shall be suspended during the period of any judicial challenge by the Grantee to the propriety of said withdrawal from the performance bond. If a court determines that said withdrawal by the Grantor was improper, the Grantor shall restore the improperly withdrawn amount to the performance bond.

(7) The Grantor shall have the right to withdraw amounts from the performance bond to cure any breaches of obligations for which the performance bond acts a security,

provided, however, that the Grantor shall not make any withdrawals by reason of any breach for which the Grantee has not been given written notice and an opportunity to cure pursuant to Section 15 of this Ordinance, including notice that the Grantor may make a withdrawal from the performance bond. The withdrawal of amounts from the performance bond shall constitute a credit against the amount of the applicable liability of the Grantee to the Grantor but only to the extent of said withdrawal.

Section 8 — Service Obligations

(A) Grantee shall make service available to any subscriber within the City upon subscriber’s request and at the standard connection charge if the connection requires no more than a one hundred fifty (150) foot aerial or underground drop (hereinafter the “Standard Drop”), measured from, the new subscriber’s residence or place of business to Grantee’s nearest activated coaxial distribution line, and includes one (1) outlet and standard materials.

(B) If making service available requires more than a Standard Drop (such as a wall fish installation), Grantee may, after so informing the subscriber, charge the subscriber (i) the standard connection charge and (ii) an amount equal to the reasonable actual labor (including wages, benefits and payroll taxes), material and other costs incurred by Grantee for the additional facilities and work (including a reasonable allowance for overhead); in the alternative, Grantee may charge an appropriate hourly service charge for the entire installation. Extension to new subdivisions or developments within the Franchise Area shall be commenced within thirty (30) days after a request for service and service shall be activated within ninety (90) days, unless the Grantor consents to some other time period.

(C) In addition to the obligations set forth in Section 8(A) and 8(B) above, for requests of service by commercial, industrial, and non-residential customers requiring more than a Standard Drop, Grantee shall, within one hundred twenty (120) days following a request for service from any potential commercial, industrial or non-residential customer, estimate the costs per customer of supplying services to all the potential contiguous customers within an area reasonably defined by Grantee, including the potential customer requesting service. Grantee shall (i) provide the potential customer requesting service with a written estimate of the costs of providing that customer with service, along with an statement that such costs shall only apply if all (or a specified percentage) of the other potential commercial, industrial or non-residential customers in the service area defined by Grantee also request comparable service, and (ii) offer to provide the potential customer requesting service as well as all the other potential contiguous customers, with a list of the names and addresses of all the potential customers in the area defined by Grantee. If the potential customer requesting service asks Grantee in writing for such a list of names and addresses, Grantee shall, at its cost, provide the potential customer requesting service and all the other potential customers in the defined service area with a copy of such written estimate of costs and the names and addresses of all such potential customers in the defined service area, thereby enabling the potential customer requesting service and all the other potential customers in the defined area jointly to agree to obtain service at the lowest possible group rates; provided, however, that Grantee shall only be required to provide such a list of names and addresses if a commercial service is reasonably available to provide Grantee with such a list. Grantee may require that such customer or customers enter contracts which will reasonably assure adequate revenues to provide Grantee with recovery of the full costs and expenses of constructing and operating the line extension, including a reasonable return on investment over the first five years of operation. Grantee shall provide the City with one (1) copy of the written cost estimates and any list of names and addresses of potential customers provided to the potential customer requesting service.

(D) Throughout the term of the Franchise, the Grantee shall endeavor to offer to all Subscribers a diversity of video programming services.

(E) The Grantee shall not discriminate or permit discrimination between or among any Persons in the availability of Services. It shall be the right of all Persons to receive continuously all available Services insofar as their financial and other obligations to the Grantee are satisfied.

(F) The Grantee shall provide a standard service drop from the subscriber network to one point determined by the City in each City building, fire station, community center, library, and other public facilities, as they develop within the City, and to one point determined by each educational institution for each public primary, middle, secondary, higher education and technical school located within the Grantee’s service areas, including schools constructed subsequent to the effective date of this Ordinance, with cable service including the basic service tier containing over-the-air local broadcast stations and all public, educational and governmental access channels required to be carried on basic, together with the immediately subsequent tier of programming (if any) containing basic satellite services (such as CNN, Discovery, ESPN and USA), but excluding any subscriber equipment and subsequent or higher tier of programming, including a la carte services, premium and related services (such as DMX, Disney, HBO and Showtime) and any pay-per-view or per-event programming (such as Action, Request or Viewer’s Choice). Such cable service shall be provided without charge and at no monthly service charge for the first connection or drop, and with additional outlets to be provided to any public facilities at the request of the City Manager at the cost of labor and materials; provided, however, (i) that each such facility be located within 150 feet of Grantee’s existing activated coaxial distribution system; (ii) that wiring provided for facilities beyond 150 feet of Grantee’s activated distribution system be provided at Grantee’s cost for the portion beyond 150 feet; (iii) that Grantee is able to secure all necessary rights-of-way upon reasonable terms and conditions; (iv) that the location of the outlet provided with basic service is reasonably positioned in relation to the entry point of the drop into the facility; (v) that Grantee not be required to relocate any existing outlet in any public facility now provided with free basic service; (vi) that Grantee be required to provide such service to government employees, but not transient members of the public, in police stations providing overnight occupancy, (vii) that Grantee be required to provide such service to municipal or public facilities, but not to private for-profit or non-profit hospitals or other organizations; and (viii) that wiring provided by Grantee for additional outlets, if not installed by the

City or the recipient of such additional outlets, shall be provided by Grantee on the basis of actual costs for labor and materials, together with a reasonable allowance for overhead not to exceed fifteen percent (15%), and Grantee shall provide the recipient of such wiring with a written estimate of such costs in advance of installation. The public and educational buildings to be served by Grantee under this Section include, at a minimum, the following buildings:

1.	City of Clearwater Services Complex

100 S. Myrtle Ave.

2.	City of Clearwater Police Department

200 S. East Ave.

3.	City of Clearwater Fire Department

610 Pierce St.

4.	City Hall

112 Osceola Ave.

5.	Harbor View Center

300 Cleveland St.

6.	Pinellas County Utilities Building

14 S. Fort Harrison

7.	Pinellas County Courthouse

315 Court St.

8.	Pinellas County

310 Court St.

9.	Pinellas County

440 Court St.

10.	Clearwater Public Library

100 Osceola Ave.

Section 9 — Public Services

(A) In accordance with Section 611 of the Cable Act (47 U.S.C. § 531), the Grantee agrees to provide Channel capacity to be designated for public, educational or governmental (“PEG”) use and related equipment and facilities, services and/or financial support for the development and use of PEG access as provided in Appendix C.

(B) The Grantee shall also provide capital grants and ongoing support payments of the acquisition, lease or other provision or use of PEG access facilities and equipment as provided in Appendix C.

Section 10 — Institutional Network

The Grantee’s obligations with respect to the Institutional Network shall be in accordance with Appendix D.

Section 11 — Fees and Charges

(A) General requirements–

(1) The Grantee shall comply at all times with the provisions of the Cable Act and FCC rules and regulations applicable to rates and charges for any Service and the associated terms and conditions for the provision of any Service.

(2) During the term of this Ordinance, the Grantee shall maintain with the Grantor a complete listing of fees, charges, deposits and associated terms and conditions for all Services.

(3) The Grantor reserves the right to regulate the rates, fees, charges, deposits and associated terms and conditions for any Service provided pursuant to this Ordinance to the fullest extent permitted by applicable law.

(B) In addition to the requirements set forth in Section 7.1 of Appendix E to this Ordinance, not less than thirty (30) days prior to the effective date of any change in any fee, charge, deposit, term or condition (or such shorter period as may upon a showing of good cause be approved by the Responsible Franchising Official), the Grantee shall (i) submit a revised listing of fees, charges, deposits and associated terms and conditions to the Responsible Franchising Official and (ii) provide written notice of the proposed change to each affected Subscriber.

(C) The Grantee shall not discriminate or permit discrimination between or among any Persons in the rates, terms and conditions for any Service, except as set forth below. The foregoing requirements shall not prevent the use of: (i) different charges for residential Subscribers than for nonresidential Subscribers, except with respect to Basic Service; (ii) short-term sales promotions and other short-term discounts or reduced charges; (iii) reasonable discounts or reduced charges to senior citizens or other economically disadvantaged groups; or (iv) bulk rate arrangements.

Section 12 — Customer Service;

Subscriber Bills; and Privacy Protection

(A) The Grantee agrees to comply in all respects with the requirements of the customer service standards set forth in Appendix E to this Ordinance. The Grantee shall also comply with all rules and regulations established by the FCC pursuant to Section 632 of the Cable Act (47 U.S.C. § 552).

(B) The Grantee shall comply at all times with the provisions of the Cable Act and FCC rules and regulations applicable to Subscriber bills, including, but not limited to, the format and itemization thereof and shall use all reasonable efforts to ensure Subscriber bills are not misleading.

(C) The Grantee shall comply at all times with the Subscriber privacy provisions of the

Cable Act or other applicable law. The Grantee shall cooperate with the Grantor so as to ensure the Grantor’s ability to enforce the terms and conditions of this Ordinance by providing, upon the request of the Responsible Franchising Official, such Subscriber information as may be reasonably requested by the Responsible Franchising Official.

(D) The grantee shall comply at all times with FCC rules and regulations applicable to Subscriber equipment and equipment compatibility.

Section 13 — Oversight and Regulation

(A) The Grantor shall have the right to oversee, regulate, and periodically inspect the construction, operation, maintenance and upgrade of the System, and all parts thereof, in accordance with the provisions of this Ordinance and applicable law, including the Grantor’s police power.

(B) When reasonably necessary to the administration or enforcement of the Ordinance, and at the request of the Grantor, the Grantee shall promptly submit to the Grantor such information as the Grantor may request regarding the Grantee, its financial statements or other financial information, its compliance with any term or condition of this Ordinance, with respect to the System or its operation, any Service distributed over the System, or any activity or function associated with the production or distribution of any Service over the System.

(C) Throughout the term of the Agreement, the Grantee shall maintain in the Franchise Area, or make available in the Franchise Area within fifteen (15) business days, complete and accurate books of account and records regarding the Grantee’s ownership and operation of the System and the provision of Services over the System, including without limitation, books of account and records adequate to enable the Grantee to demonstrate that it is, and throughout the term of this Ordinance has bee, in compliance with this Ordinance. All such documents pertaining to financial matters which may be the subject of an audit by the Grantor shall be retained by the Grantee for a minimum of three (3) years following termination of this Ordinance.

(D) The Grantor’s rights of inspection and audit shall include–

(1) Upon notice to the Grantee, the Grantor or its designated representatives, shall have the right to examine, when reasonably necessary to the administration or enforcement of the Ordinance in the Franchise Area, all books and records pertaining to the Grantee’s or any Affiliated Person’s ownership or operation of the System or to the Grantee’s or Affiliated Person’s provision of Services over the System. Further, during normal business hours and upon notice to the Grantee, the Grantor or its designated representatives may inspect and examine any other aspect of the System, including facilities and equipment thereof.

(2) Access by the Grantor to any of the documents, records or other information covered by this Section 13(D) shall not be denied by the Grantee on grounds that such documents, records or information are alleged by the Grantee to contain proprietary information, provided that this requirement shall not be deemed to constitute a waiver of the Grantee’s right to assert that the proprietary information contained in such documents, records or other information, should not be disclosed and to withhold such information upon the agreement of the Grantor. If the Responsible Franchising Official concurs with the Grantee’s assertion regarding the proprietary nature of such information, the Grantor will not disclose such information to any Person, unless required by applicable law or order of governmental authority. If the Responsible Franchising Official does not concur with such assertion, then the Grantee may appeal such decision to the appropriate individuals or bodies within the Grantor in accordance with applicable laws and procedures. If the Grantor does not concur with the Grantee’s assertion, or if the Grantee does not appeal, then the Grantee shall promptly provide such documents, including the alleged proprietary portion thereof, to the Grantor, provided that the Grantee shall not be required to provide the proprietary portion thereof during the pendency of any court challenge to such provision.

(3) The Grantor may conduct a full compliance audit and hold public hearings at any time during the term of the Franchise, provided it gives the Grantee written notice ten (10) days in advance of the commencement of such audits and associated hearings.

Section 14 — Restrictions Against

Assignments and Other Transfers

(A) The Grantee may not transfer the Franchise or any of the Grantee’s rights or obligations in or regarding the System or the Franchise to any person or entity not wholly owned by GTE Corporation, either directly or through a wholly-owned subsidiary, without the prior written consent of the Grantor. Such consent shall not be unreasonably withheld.

(B) No change in Control of the Grantee, the System or the Franchise to any person or entity not wholly owned by GTE Corporation, either directly or through a wholly-owned subsidiary, shall occur after the Effective Date, by act of the Grantee or by act of any Person holding Control of the Grantee, the System or the Franchise, by operation of law, or otherwise, without the prior written consent of the Grantor. Such consent shall not be unreasonably withheld.

(C) Any request for approval shall be handled by the Grantor in accordance with its customary rules and procedures. In connection with any request for approval, the Grantee shall submit to the Grantor such information as the Grantor may reasonably request.

Section 15 — Specific Rights and Remedies

(A) The Grantee agrees that the Grantor shall have the specific rights and remedies set forth in this Section 15. These rights and remedies are in addition to any and all other rights or remedies, now or hereafter available to the Grantor to enforce the provisions of this Ordinance, and will not be deemed waived by the exercise of any other right or remedy. The exercise of any such right or remedy by the Grantor shall not release the Grantee from its obligations or any liability under this ordinance, except as expressly provided for in this Ordinance or as necessary to avoid duplicative recovery from or payments by the Grantee.

(B) Events of default –

(1) The Grantee agrees that an Event of Default shall include, but shall not be limited to, any of the following acts or failures to act by the Grantee:

(a) Any substantial failure to comply with any material provision of this Ordinance that is not cured within thirty (30) days after notice pursuant to this Section 15;

(b) The occurrence of any event which may reasonably lead to the foreclosure or other similar judicial or nonjudicial sale of all or any material part of the System;

(c) The condemnation by a public authority other than the Grantor, or sale or dedication under threat or in lieu of condemnation, of all or any part of the System, the effect of which would materially frustrate or impede the ability of the Grantee to carry out its obligations and the purposes of this Ordinance;

(d) In the event that the Grantee shall suspend or discontinue its business, shall make an assignment for the benefit of creditors, shall fail to pay its debts generally as they become due, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent, shall petition or apply to any tribunal for, or consent to, the appointment of, or taking possession by, a receiver, custodian, liquidator or trustee or similar official pursuant to state or local laws;

(e) A persistent failure by the Grantee to comply with any of the provisions, terms or conditions of this Ordinance or with any rules, regulations, orders or other directives of the Grantor after having received notice of a failure to comply.

(2) Upon the occurrence of an Event of Default, then, in accordance with the procedures provided in Section 15(B)(3), the Grantor may at any time during the term of this Ordinance:

(a) Draw upon the Performance Bond, as permitted by this Ordinance; and/or

(b) Require the Grantee to take such actions as the Grantor deems appropriate in the circumstances; and/or

(c) Seek money damages from the Grantee as compensation for such Event of Default; and/or

(d) Seek to obtain the appointment of a court-appointed trustee or similar Person to take any actions which the Grantor deems appropriate in the circumstances; and/or

(e) Revoke the Franchise by termination of this Ordinance pursuant to this Section 15; and/or

(f) Exercise any other remedies that may be available under applicable law.

(3) The Grantor shall exercise the rights provided in Section 15(B)(2) in accordance with the procedures set forth below:

(a) The Responsible Franchising Official shall notify the Grantee, in writing, of an alleged Event of Default, which notice shall specify the alleged Event of Default with reasonable particularity. The Grantee shall, within thirty (30) days after receipt of such notice or such longer period of time as the Responsible Franchising Official may specify in such notice, either cure such alleged Event of Default or, in a written response to the Responsible Franchising Official, either present facts and arguments in refutation or excuse of such alleged Event of Default or state that such alleged Event of Default will be cured and set forth the method and time schedule for accomplishing such cure.

(b) The Responsible Franchising Official shall determine (A) whether an Event of Default has occurred; (B) whether such Event of Default is excusable; and (C) whether such Event of Default has been cured or will be cured by the Grantee.

(c) If the Responsible Franchising Official determines that an Event of Default has occurred and that such Event of Default is not excusable and has not been or will not be cured by the Grantee in a manner and in accordance with a schedule reasonably satisfactory to the Responsible Franchising Official, then the Responsible Franchising Official shall prepare a written report which may recommend the action to be taken by the Grantor’s governing body. The Grantor shall provide notice and a copy of such report to the Grantee. In the event that the Grantor’s governing body determines that such Event of Default has not occurred, or that such Event of Default either has been or will be cured in a manner and in accordance with a schedule reasonably satisfactory to the Grantor’s governing body, or that such Event of Default is excusable, such determination shall conclude the investigation.

(d) If the Grantor’s governing body determines that such Event of Default has occurred, and that such Event of Default has not been and will not be cured in a manner and in accordance with a schedule reasonably satisfactory to the Grantor’s governing body, and that such Event of Default is not excusable, then the Grantor may take any of the actions provided in Section 15(B)(2).

(C) In the event of any termination of this Ordinance, whether by expiration (where the Grantee does not seek renewal or where renewal is denied), revocation or otherwise, the Grantor may (i) direct the Grantee to operate the System on behalf of the Grantor pursuant to the provisions of this Ordinance and such additional terms and conditions as are equitable to the Grantor and the Grantee, for a period of up to twelve (12) months; or (ii) order the Grantee to cease all construction and operational activities in a prompt and workmanlike manner.

(D) In addition to its rights under Section 15(C), upon any termination, the Grantor may issue a removal order directing the Grantee to remove, at the Grantee’s sole cost and expense, all or any portion of the System from all Rights-of-Way and other public or nonpublic property within the Franchise Area, subject to the following:

(1) in removing the System, or any part thereof, the Grantee shall, at its own expense, refill and compact any excavation it makes, and shall leave the Rights-of-Way and other property, including utility cables, wires and attachments, in as good condition as that prevailing prior to the Grantee’s removal of the System;

(2) the liability insurance and indemnity provisions of this Ordinance shall remain in full force and effect during the period in which the System is being removed and the associated repairs to the Rights-of-Way and other property are being made; and

(3) if in the reasonable judgment of the Grantor, the Grantee fails to substantially complete removal, including repair of the Rights-of-Way and other property within twelve (12) months of the Grantor’s issuance of a removal order, the Grantor shall have the right to: (A) authorize removal of the System, at the Grantee’s cost, by another Person; and (B) declare that all rights, title and interest to the System belong to the Grantor, including any portion of the System not designated for removal, without compensation to the Grantee. The Grantee shall execute and deliver such documents as the Grantor may request, to evidence such ownership by the Grantor.

Notwithstanding the foregoing, the Grantee may dispose of any portion of the System not designated by the Grantor for removal during such twelve (12) month period, provided, however, that if the Grantee fails to complete the removal of the portion(s) of the System designated for removal by the Grantor within such period, then all such portion(s) of the System not disposed of and all amounts collected for any portion(s) of the System disposed of by the Grantee during such period shall belong to the Grantor, with no price due to the Grantee.

(4) Upon any termination and as an alternative to ordering removal of the System, the Grantor may acquire or effect a transfer to a third party of all or any part of the System and all components thereof necessary to maintain and operate the System pursuant to the terms of this Ordinance.

(5) The price to be paid to the Grantee upon an acquisition or transfer by the Grantor shall depend upon the nature of the termination as follows:

(a) if the Franchise expires without the Grantee seeking removal or if the renewal is denied, then the price shall be the fair market value of the System valued as a going concern with a deduction for the value allocable to the Franchise itself; and

(b) if the termination is due to a revocation of the Franchise for cause, such as the occurrence of an Event of Default as provided in Section 15(B), the price shall be an equitable price, considering the injury to the Grantor and the residents of the City of Clearwater and with no value allocable to the Franchise itself.

(E) In the event of any acquisition, transfer or Abandonment pursuant to Section 15(D), the Grantee shall:

(1) cooperate with the Grantor or third party in maintaining continuity in the distribution of Services to Subscribers over the System;

(2) promptly execute all appropriate documents to transfer to the Grantor or third party title to the System, all components necessary to operate and maintain the System, and any rights, contracts, permits or understandings necessary to operate or maintain the System including those necessary to the distribution of Services over the System. All items transferred shall be transferred free of any liabilities, except for the interests in collateral of lending institutions which are secured creditors or mortgagees of the Grantee with respect to the transferred collateral at the time of transfer. With respect to such creditors, the Grantor shall only be obligated to repay any outstanding amounts to the extent of the net operating revenues received by the Grantor from its operation of the System; and

(3) promptly supply the Grantor or third person with all records necessary to reflect the change in ownership and to operate and maintain the System.

(F) Notwithstanding any provisions to the contrary in this Section 15, Grantee may terminate the Franchise and all of its obligations under this Ordinance and transfer all of its rights in or to the System to its affiliated telecommunications company, GTE Florida Incorporated (“GTEFL”) under the following circumstances:

(1) At any time following sixty (60) days’ prior written notice to the City (or such shorter prior written notice as may be required under an applicable FCC or federal court order) if, pursuant to an applicable final order by the FCC or a federal court, Grantee determines in the exercise of its good faith legal judgment that it is prohibited by federal or state law from acting as a cable operator within the City or otherwise complying with the material terms of this Franchise Agreement.

(2) At any time following sixty (60) days prior written notice to the City, if Grantee determines in the good faith exercise of its business judgment that developments in applicable law or technology indicate that video consumers in the City can be better served by Grantee and/or its affiliate, GTEFL, through a mode of operation inconsistent with or not within the scope of this Franchise.

(3) Within ninety (90) days after the end of five (5) years from the effective date of this Ordinance, if at the end of such five (5) year period, Grantee does not then have subscribers on its cable system served by its headend facilities in the City equal to at least ten percent (10%) of the total homes passed and capable of receiving service from such cable system. Notice to terminate under this provision shall be given to the City in writing, with such termination to take effect no sooner than one hundred and twenty (120) days after giving such notice. Grantee shall also be required to give its then current subscribers not less than ninety (90) days prior written notice of its intent to cease operations.

(G) In the event that Grantee terminates this Franchise and assigns or transfers its rights in the System to GTEFL pursuant to this Section 15(F), then GTEFL shall be entitled to utilize the System for all lawful purposes related to GTEFL’s telecommunications business, in accordance with GTEFL’s existing grant of authority from Grantor pursuant to Ordinance No. 5757-95, as it may hereafter be renewed or amended. After such a transfer, GTEFL’s use of the System as a cable system or an open video system, pursuant to sections 651 and 653 of the Telecommunications Act of 1996, shall be subject to and conditioned upon the following:

(1) GTEFL negotiating in good faith the terms and conditions pursuant to which GTEFL will be authorized to provide such service and such terms and conditions shall be, to the extent authorized under applicable law and in compliance with any applicable common carrier requirements, substantially similar to the provisions contained in this Ordinance, to the extent that such provisions are consistent with the permissible operating business parameters of the mode of GTEFL’s operation.

(2) Grantee, to the extent Grantee becomes a video program provider utilizing GTEFL’s System, and to the extent authorized under applicable law and in compliance with any applicable common carrier requirements, negotiating in good faith an agreement with the City, containing provisions substantially similar to the provisions contained in this Ordinance, to the extent that such provisions are consistent with the permissible operating business parameters of the new mode of Grantee’s operation.

Section 16 — Liability and Insurance

(A) Prior to commencement of construction, but in no event later than sixty (60) days after the effective date of the Franchise and thereafter continuously throughout the duration of the Franchise and any extensions or renewals thereof, the Grantee shall furnish to the City, certificates of insurance, approved by the City, for all types of insurance required under this Section. Failure to furnish said certificates of insurance in a timely manner shall constitute a violation of this Ordinance.

(B) Neither the provisions of this Section or any damages recovered by the City hereunder, shall be construed to or limit the liability of the Grantee under any Franchise issued hereunder or for damages.

(C) All insurance policies maintained pursuant to this Ordinance or the Franchise shall contain the following, or a comparable, endorsement:

It is hereby understood and agreed that this insurance policy may not be canceled by the insurance company nor the intention not to renew he stated by the insurance company until thirty (30) days after receipt by the City Manager, by certified mail, of a written notice of such intention to cancel or not to renew.

(D) The franchise agreement and all contractual liability insurance policies maintained pursuant to this Ordinance of the franchise shall include the following provisions:

The Franchisee/Grantee/Insured agrees to indemnify, save harmless and defend the City of Clearwater, its officials, agents, servants, and employees, and each of them against and hold it and them harmless from any and all lawsuits, claims, demands, liabilities, losses and expenses, including court costs and reasonable attorney’s fees for or on account of any injury to any person, or any death at any time resulting from such injury, or any damage to any property, which may arise or which may be alleged to have arisen, whether in whole or in part, out of or in connection with the actions or omissions of the grantee.

(E) All insurance policies provided under the provisions of this Ordinance or the Franchise shall be written by companies authorized to do business in the State of Florida, and approved by the State Department of Insurance.

(F) The City shall be named as an additional named insured on all general liability policies issued to the Grantee.

(G) To offset the effects of inflation and to reflect changing liability limits, all of the coverage, limits, and amounts of the insurance provided for herein are subject to reasonable increase at the end of every three (3) year period of the Franchise, applicable to the next three year period, upon the determination of the City: provided at no time shall the grantee be required to provide insurance in amounts of coverage which exceed that commonly provided throughout the Tampa Bay area by cable operators.

(H) General Liability Insurance. The Grantee shall maintain, and by it acceptance of any Franchise granted hereunder specifically agree that it will maintain throughout the term of the Franchise, general liability insurance insuring the Grantee in the minimum of:

(1)	$500,000 for property damage per occurrence;

(2)	$500,000 for property damage aggregate;

(3)	$1,000,000 for personal bodily injury or death to any one person; and

(4)	$3,000,000 bodily injury or death aggregate per single accident or occurrence.

(I) Such general liability must include coverage for all of the following: comprehensive form, premises-operations, explosion and collapse hazard, underground hazard, products/completed operations hazard, contractual insurance, broad form property damage, and personal injury.

(J) Automobile Liability Insurance. The Grantee shall maintain, and by its acceptance of any Franchise granted hereunder specifically agrees that it will maintain throughout the term of the Franchise, automobile liability insurance for owned, non-owned, or rented vehicles in the minimum amount of:

(1)	$1,000,000 for bodily injury and consequent death per occurrence;

(2)	$1,000,000 for bodily injury and consequent death to any one person;

(3)	$500,000 for property damage per occurrence.

(K) Worker’s Compensation and Employer’s Liability Insurance. The Grantee shall maintain and by its acceptance of any Franchise granted hereunder specifically agrees that it will maintain throughout the term of the Franchise, Worker’s Compensation and employer’s liability, valid in the State, in the minimum amount of:

(1)	Statutory limit for Worker’s Compensation.

(2)	$500,000 for employer’s liability.

Section 17 — Subsequent Action

(A) The Grantor and the Grantee hereby respectively waive any and all rights, other than constitutional rights, at any time or in any manner or proceeding, to challenge this Ordinance or the validity of any term or provision of this Ordinance; provided, however, that the Grantor or the Grantee may challenge any provision of this Ordinance based on a change in law, should the law pertaining to that particular provision change subsequent to the execution of this Ordinance. The Grantee agrees that it will not challenge the Grantor’s authority to enter into this Ordinance as of the effective date hereof.

(B) In the event that, after the Effective Date, any court, agency, commission, legislative body, or other authority of competent jurisdiction: (A) declares this Ordinance invalid, in whole or in part, or (B) requires the Grantee either to: (a) perform any act which is inconsistent with any provision of this Ordinance or (b) cease performing any act required by any provision of this Ordinance, then the Grantee and the Grantor shall enter into good faith negotiations to amend this Ordinance, so as to enable the Grantee to perform obligations and provide Services for the benefit of the Grantor and others equivalent to those immediately prior to such declaration or requirement, to the maximum extent consistent with said declaration or requirement. In connection with such negotiations, the Grantor and the Grantee shall consider whether the circumstances existing at that time are such that the Grantee should continue to perform such obligations or their equivalent.

(C) To the extent that any statute, rule, regulation, ordinance or any other law is enacted, adopted, repealed, amended, modified, changed or interpreted in any way during the term of this Ordinance so as to enhance the Grantor’s ability to meet the cable-related needs and interests of the community, the Grantor and the Grantee shall negotiate in good faith as to what modifications to this Ordinance or regulation of the System might be appropriate to reflect such enactment, adoption, repeal, amendment, modification, change or interpretation.

Section 18 — Miscellaneous

(A) Controlling Authorities. This Ordinance is made with the understanding that its provisions are controlled by the Cable Act, other federal laws, state laws, and all applicable local laws, ordinances, and regulations.

(B) Appendices. The Appendices to this Ordinance, attached hereto, and all portions thereof and exhibits thereto, are, except as otherwise specified in such Appendices, incorporated herein by reference and expressly made a part of this Ordinance.

(C) Enforceability of Agreement: No Opposition. By execution of this Ordinance, the Grantee acknowledges the validity of the terms and conditions of this Ordinance under applicable law in existence on the Effective Date, and pledges it will not assert in any manner at any time or in any forum that this Ordinance, the Franchise, or the processes and procedures pursuant to which this Ordinance was entered into and the Franchise was granted are not consistent with the applicable law in existence on the Effective Date.

(D) Notices. All notices shall be in writing and shall be sufficiently given and served upon the other party by first class mail, registered or certified, return receipt requested, postage prepaid, and addressed as follows:

THE GRANTOR:	City of Clearwater
P.O. Box 4748
112 S. Osceola Avenue
Clearwater, FL 34618-4748
Attn: City Manager

With a copy to:	City of Clearwater
P.O. Box 4748
112 S. Osceola Avenue
Clearwater, FL 34618-4748
Attn: City Attorney

THE GRANTEE:	GTE Media Ventures Incorporated
600 Hidden Ridge HQE04G06
P.O. Box 152092
Irving, TX 75015-2092
Attn: President

With a copy to:	GTE Telephone Operations
600 Hidden Ridge HQE04H07
P.O. Box 152092
Irving, TX 75015-2092
Attn: Vice President, General Counsel

(E) Police Powers. In accepting this Franchise, the Grantee acknowledges that its rights hereunder are subject to the police powers of the Grantor to adopt and enforce general ordinances necessary to the safety and welfare of the public; and it agrees to comply with all applicable general laws and ordinances enacted by the Grantor pursuant to such power.

Any conflict between the provisions of this Franchise and any other present or future lawful exercise of the Grantor’s police powers shall be resolved in favor of the latter, except that any such exercise that is not of general application in the jurisdiction or applies exclusively to the Grantee’s System or Cable Communications Systems which contain provisions inconsistent with this Franchise shall prevail only if upon such exercise, the Grantor finds an emergency exists constituting a danger to health, safety, property or general welfare or such exercise is mandated by law.

(F) Binding Effect. This Ordinance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees and assigns. All of the provisions of this Ordinance apply to the Grantee, its successors, and assigns.

(G) No Waiver: Cumulative Remedies. No failure on the part of the Grantor to exercise, and no delay in exercising, any right or remedy hereunder including, without limitation, the rights and remedies set forth in Section 15 of this Ordinance, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy, all subject to the conditions and limitations established in this Ordinance. The rights and remedies provided herein including, without limitation, the rights and remedies set forth in Section 15 of this Ordinance, are cumulative and not exclusive of any remedies provided by law, and nothing contained in this Ordinance shall impair any of the rights or remedies of the Grantor under applicable law, subject in each case to the terms and conditions of this Ordinance.

(H) Severability. If any section, subsection, sentence, clause, phrase, or other portion of this Ordinance is, for any reason, declared invalid, in whole or in part, by any court, agency, commission, legislative body, or other authority of competent jurisdiction, such portion shall be deemed a separate, distinct, and independent portion. Such declaration shall not affect the validity of the remaining portions hereof, which other portions shall continue in full force and effect.

(I) No Agency. The Grantee shall conduct the work to be performed pursuant to this Ordinance as an independent contractor and not as an agent of the Grantor.

(J) Governing Law. This Ordinance shall be deemed to be executed in the City of Clearwater, Florida, and shall be governed in all respects, including validity, interpretation and effect, and construed in accordance with, the laws of the State of Florida, as applicable to contracts entered into and to be performed entirely within that State.

(K) Survival. All representations and warranties contained in this Ordinance shall survive the term of the Agreement.

(L) Delegation of Grantor Rights. The Grantor reserves the right to delegate and redelegate, from time to time, any of its rights or obligations under this Ordinance to any body, organization or official. Upon any such delegation or redelegation, references to “Grantor” in this Ordinance shall refer to the body, organization or official to whom such delegation or redelegation has been made. Any such delegation by the Grantor shall be effective upon written notice by the Grantor to the Grantee of such delegation. Upon receipt of such notice by the Grantee, the Grantee shall be bound by all terms and conditions of the delegation not in conflict with this Ordinance. Any such delegation, revocation or redelegation, no matter how often made, shall not be deemed an amendment to this Ordinance or require any consent of the Grantee.

(M) Claims Under Agreement. The Grantor and the Grantee, agree that, except to the extent inconsistent with Section 635 of the Cable Act (47 U.S.C. § 555), any and all claims asserted by or against the Grantor arising under this Ordinance or related thereto shall be heard and determined either in a court of the United States located in Tampa, Florida (“Federal Court”) or in a court of the State of Florida located in the City (“Florida State Court”). To effectuate this Ordinance and intent, the Grantee agrees that if the Grantor initiates any action against the Grantee in Federal Court or in Florida State Court, service of process may be made on the Grantee either in person, wherever such Company may be found, or by registered mail addressed to the Grantee at its office in the Franchise Area as required by this Ordinance, or to such other address as the Grantee may provide to the Grantor in writing.

(N) Modification. Except as otherwise provided in this Ordinance, any Appendix to this Ordinance, or applicable law, no provision of this Ordinance nor any Appendix to this Ordinance, shall be amended or otherwise modified, in whole or in part, except by an instrument, in writing, duly executed by the Grantor and the Grantee, which amendment shall be authorized on behalf of the Grantor through the adoption of an appropriate resolution or order by the Grantor, as required by applicable law.

(O) Delays and Failures Beyond Control of Grantee. Notwithstanding any other provision of this Ordinance, the Grantee shall not be liable for delay in performance of, or failure to perform, in whole or in part, its obligations pursuant to this Ordinance due to strike, war or act of war (whether an actual declaration of was is made or not), insurrection, riot, act of public enemy, accident fire, flood or other act of God, technical failure, sabotage or other events, where the Grantee has exercised all due care in the prevention thereof, to the extent that such causes or other events are beyond the control of the Grantee and such causes or events are without the fault or negligence of the Grantee. In the event that any such delay in performance or failure to perform affects only part of the Grantee’s capacity to perform, the Grantee shall perform to the maximum extent it is able to do so and shall take all steps within its power to correct such cause(s). The Grantee agrees that in correcting such cause(s), it shall take all reasonable steps to do so in as expeditious a manner as possible. The Grantee shall notify the Grantor in writing of the occurrence of an event covered by this Section within five (5) business days of the date upon which the Grantee learns of its occurrence.

Section 19 — Acceptance

Grantee shall signify its acceptance of the Franchise terms in writing prior to the City Commission’s approval of this Ordinance by filing such written acceptance with the City Clerk.

Section 20 — Effective Date

This Ordinance shall take effect immediately upon adoption.

PASSED ON FIRST READING	May 16, 1996

PASSED ON SECOND AND FINAL READING AND ADOPTED	June 20, 1996

/s/ Rita Garvey

Rita Garvey, Mayor-Commissioner

ATTEST

/s/ Cynthia E. Goydeau

Cynthia E. Goydeau, City Clerk

APPROVED AS TO FORM AND LEGAL SUFFICIENCY

/s/ Pamela K. Akin

Pamela K. Akin, City Attorney

APPENDIX A

THE SYSTEM

APPENDIX A

THE SYSTEM

1.	SYSTEM AND CAPACITY

a. System Design. The cable system shall be built to a 750 MHZ design with no more than five hundred (500) homes passed and 6 homerun fibers from the headend or hub to each node. The plant hardware shall be 1 GHz passives, 1 GHz taps (1 GHz active platforms), 750 MHz amplifiers and other actives, and 60 volt powering. The system shall be capable of 79 analog channels (50 to 550 MHz), with 200 MHz being reserved for future use including, but not limited to, digital transmission (550 to 750 MHz) in the forward direction and 5 to 40 MHz in the reverse direction. The system shall use all new fiber optics, coaxial cable and electronic and passive devices. Notwithstanding the above, Grantee may lease fiber from a third party to integrate into the cable system whenever technically feasible. The system shall be designed so that ninety-five percent (95%) of the time there are no more than two (2) line extenders in cascades and no more than three (3) system amplifiers in cascade. All aerial system amplifiers shall incorporate pilot controlled AGC level control.

The system shall be designed and constructed in accordance with the standards listed below, and the fiber cable shall have not more than 7.4 dB of loss between the distribution CO and the fiber terminal. The following design specifications shall be adhered to. The system shall be operated in accordance with performance standards which meet FCC regulations and specifications. After the system is constructed in compliance with this section and the design standards below. The Grantee’s compliance with the performance standards of the FCC shall constitute compliance with the ongoing technical standards required by this Agreement

System Design - Minimum

C/N	47 dB
XMOD	53 dB
CTB	53 dB
CSO	53 dB
HUM	3%

b. Construction Oversight. Grantee shall oversee the construction. The oversight shall be headed by a Construction Manager with field engineers and field planning/quality control persons dedicated to the construction project. One hundred percent (100%) of the system shall be visually inspected to insure compliance and ten percent (10%) of all work shall be tested by the system operator and system technicians. If during testing or inspection, the Grantee finds the quality of work to be substandard, the Grantee shall use its best efforts to take the necessary corrective action in a timely manner. Grantee shall contact in person or by telephone ten percent (10%) of the subscribers to assess the quality of the work performed and any construction problems. The general contractor building the system shall supervise any components of the system construction undertaken by independent contractors.

c. Compliance with Applicable Law. In construction, operating and maintaining the system, Grantee shall at all times comply with this Agreement and all applicable laws and regulations.

d. Subscriber Drops. All subscriber drops in the City shall meet the standards of the National Electric Code or the design specifications in A above. Each drop shall be tested by inserting a test signal at the upper end of the frequency spectrum (550 MHZ). The system shall be designed to allow each subscriber drop to provide service to two (2) television outlets.

e. Equipment Quality. Equipment used for the distribution system, headend and reception facilities shall be of good and durable quality and be serviced and repaired on a regular basis and shall at all times be of equal or better quality than the following equipment.

Pair & Size

Fiber Optics:	AT&T - 4 DSX (armored) - BXD
- 4 DNX - BDX
- 4 GSX (armored) - BXD
- 4 GNX - BXD

Cable: Aerial:	Comscope QR540 (feeder to the home), QR860 (express)

Underground:	Comscope QR540 and QR860

Drop:	Comscope RG6 & RG11

Trunk Amplifiers:	General Instruments, 4 Hybrid Output, Powering Doubling, 750 MHZ

Line Extenders:	General Instruments - AGC (Automatic Gain Control) Capable LX

Power Supplies:	Power Guard Standby Battery Supplies, 6 amp 12 amp 15 amp

Splitters:	General Instrument - SSP-K

Subscriber Taps:	General Instrument FFT-K

Connectors:	Gilbert - GRS-540
- GRS-860

Pedestals:	Channel SPH Series

Converters or Other Subscriber Equipment: General Instrument CFT2200, DCT1000

Satellite Receive Stations:	Scientific Atlanta Satellite Disk 4.5 Meters Noise Block Converters

General Instrument Receivers Video Cipher II + DSR1500 IRD

f. Converters. Grantee shall provide the converters specified in this Agreement to subscribers utilizing converters upon subscription to the system. Grantee shall not scramble the basic tier.

g. Emergency Alert. Grantee shall provide an all-channel audio-only emergency alert system for use by the City. The emergency alert system shall be tested at least twice each year. The Grantee shall provide an automatic tome that shall commence emergency broadcast. Emergency messages shall be able to be initiated from any touch-tone phone with an access code. The emergency alert service shall be upgraded throughout the Franchise term as set forth in FCC rules, regulations, or guidelines. Notwithstanding the foregoing, Grantee shall maintain throughout the term of this agreement the capacity for the City to access the emergency alert system and shall not claim the City’s rights hereunder have been preempted by federal or state law. After July 1,1997, the cable system shall use a common EAS protocol, as defined in Section 11.31 in the Code of Federal Regulations, to send and receive emergency alerts in accordance with the following:

Two tone signal from storage device	Required, 8 to 25 seconds in duration
Digital encoder and decoder	Required

The digital encoder and decoder shall provide:

(1) a video message on all channels or other alerting techniques to the hearing impaired and deaf subscribers,

(2) an audio message and video interruption on all channels,

(3) a video message on at least one channel to all subscribers

h. Ongoing Preventive Maintenance. System signal levels for the individual channels at the headend shall be monitored and adjusted on a daily or every other day basis. The performance of the cable system at the ends of the cascades shall be monitored on a weekly basis for each node and monthly for every end of line cascade. System frequency response shall be adjusted to meet peak performance on a twice a year cycle.

Standby power supplies shall be monitored for proper voltage and battery capacity on a quarterly year basis. Failure of the batteries to supply current for a predetermined amount of time shall dictate replacement of the batteries.

The antennae and satellite dishes shall be maintained by having their alignment checked and realigned at least on a yearly basis or after any severe storm activity at the location of the antennae or dishes.

Headend components such as processors and modulators shall have their frequency response checked and adjusted twice a year.

Optical transmitters, receivers and optical path loss shall be monitored on at least a twice a year basis. Parameters found to be out of tolerance shall be adjusted.

FCC mandated signal leakage and system proof-of-performance tests shall be in accord with Part 76 of the federal Code of Regulation.

i. Interference on Channels 3 and 8. Grantee shall use its best efforts to minimize interference on Channels 3 and 8. During the term of the Franchise, Grantee shall provide notice to consumers, on how interference problems experienced by customers on specific channels can be alleviated, through TV advertisements and billing messages mailed to subscribers.

j. Satellite Earth Station. The system configuration shall include earth stations which shall ensure the ability to receive signals from operational communications satellites that predominately carry programming services available to cable systems throughout the life of the Franchise.

k. Standby Power. Grantee shall provide a twenty-four (24) hour power-generating capacity at the headend. Grantee shall maintain standby power system supplies, rated for at least two (2.0) hours duration at all optical node locations in the distribution network.

l. Parental Control. Grantee shall provide to subscribers, upon request, parental control devices that allow any channel or channels to be locked out. Upon request, Grantee shall, at no cost to the subscriber, provide devices that shall block out the audio and video of any channels carrying predominately adult programming.

m. Performance Testing. Grantee shall perform all system tests and maintenance procedures as required by and in accordance with: the FCC; this Agreement; Grantee’s standards of good operating practice, and the National Cable Television Association’s test procedure guidelines.

n. Technical Standards. The cable communications system permitted to be operated hereunder shall be installed and operated in conformance with this Agreement, National Electric Code, OSHA Rules and Regulations, GTE “Practices” manual of construction practices, where applicable to cable system construction, and FCC rules and regulations. Any FCC technical standards or guidelines related to the cable communications system and facilities shall be deemed to be regulations under this Agreement.

o. Employee Identification. Grantee shall provide a standard identification document to all employees, including employees of subcontractors, who shall be in contact with the public. Such documents shall include a telephone number that can be used to verify identification. In addition, Grantee shall use its best efforts to clearly identify all field personnel, vehicles, and other major equipment that are operating under the authority of Grantee.

p. Stereo. The system shall have the capability and shall provide Broadcast Television Systems Committee (BTSC) stereo signals on all satellite, broadcast and local services that transmit them.

q. State of the Art. Throughout the term of the Franchise, Grantee shall construct, operate, maintain, and upgrade the cable system in order to ensure that it continuously conforms to the State of the Art.

r. Upstream Signals. To the extent that Grantee chooses to design its cable system for two-way capability, Grantee agrees to use all reasonable efforts to design such two-way capability so as to permit the future implementation of upstream signal carriage without requiring modifications to its design. Grantee shall be required to offer two-way services for subscribers only following satisfaction of each of the following conditions: (i) the offering of such two-way services is permissible under applicable federal and state laws, ordinances, rules and regulations, (ii) the Grantee has secured all certificates, licenses, authorizations and approvals from federal and state agencies necessary for the offering of such services, provided, however, that the Grantee shall seek to obtain such approvals in a diligent and timely manner, (iii) cable subscribers and/or potential cable subscribers have a demonstrable interest in subscribing to such two-way services, together with a demonstrable willingness to pay a reasonable rate for such services, in each case as evidenced by at least one statistically significant survey, provided, however, that upon the reasonable written request of the City it shall be the Grantee’s burden to demonstrate to the City’s reasonable satisfaction that such subscriber interest is insufficient and (iv) the investment necessary to implement such two-way capability, together with a reasonable rate of return, can be reasonably expected to be recovered from the incremental revenue anticipated from the provision of such services over a period of time which is reasonable and customary in the cable television industry for such investments, and such investment shall not be recovered from subscribers to other or non-two way services.

2.	CONSTRUCTION

a. System Design Review. The City shall have the authority to review the technical design plans of the system to ensure that the system design meets the requirements of this Agreement, as well as applicable portions of the City Code governing construction within public rights-of-way. Grantee’s engineer shall review the design with City designated persons. The following design information shall be reviewed with City designated persons: engineering design maps; key for design maps; system level design information (e.g., block diagram of headend, satellite or off-air studies, power supply map); and test plan for the existing coaxial cable to be used in the system.

b. Construction Manual. Grantee shall construct the system in accordance with Grantee’s construction manual which shall be maintained by the City Clerk.

c. Underground Construction. Grantee shall participate in and use Florida One Call and ensure that cable is buried at a depth specified by City regulations.

Temporary drops shall be buried within one month of installation, weather permitting. Grantee shall comply with the City’s ten (10) year plan to have cable and utilities placed underground. Grantee in accordance with such plan shall at its expense, remove, relay, and relocate its equipment, provided, however, that other utilities are similarly required to do such work at their own cost and expense.

d. Consumer Compatibility. Grantee shall comply with FCC consumer compatibility rules and guidelines and shall use its best efforts to provide subscriber friendly technology. When High Definition Television (HDTV), is available, economically feasible, and requested by our system subscribers, Grantee shall provide it. Grantee shall update the City of Clearwater as to the advances in and availability of new technology services such as HDTV, digital television, and digital compression.

Grantee shall provide the basic tier in unencoded and unscrambled form. Subscribers shall not be required to use a set-top box, home terminal unit, cable box or similar device to receive any basic cable service.

e. Construction Timetable. The construction shall be completed within three (3) years of the franchise award. Grantee shall keep the Grantor informed of the Company’s construction schedule, as necessary, to ensure public safety and/or comply with Grantor’s rules and regulations.

f. Right of Inspections. The Grantor shall have the right to inspect any construction and installation work performed subject to the provisions of this Agreement, and shall make such tests as it shall find necessary to ensure compliance with the terms of this Agreement and other pertinent provisions of the law over which the Grantor has jurisdiction.

APPENDIX B

Terms and Conditions

Applicable to Work on the System

APPENDIX B

Terms and Conditions

Applicable to Work on the System

General Requirement. The Grantee agrees to comply with each of the terms set forth in this Appendix B and in Appendix A to this Ordinance governing construction and technical requirements for the System, in addition to any other requirements or procedures reasonably specified by the Grantor pursuant to its police power or as otherwise permitted by applicable law.

Quality. All work involved in the construction, operation, maintenance, repair upgrade, and removal of the System shall be performed in a safe, thorough and reliable manner using materials of good and durable quality. If, at any time, a reasonable determination is made by the Grantor or any other agency or authority of competent jurisdiction that any part of the System, including, without limitation, any means used to distribute Signals over or within the System, is harmful to the health or safety of any Person, then the Grantee shall, at its own cost and expense, promptly correct all such conditions.

Licenses and Permits. The Grantee shall have the sole responsibility for diligently obtaining, at its own cost and expense, all permits, licenses, or other forms of approval or authorization necessary to construct, operate, maintain, repair or upgrade the System, or any part thereof, prior to commencement of any such activity.

New Grades or Lines. If the grades or lines of any Street within the Franchise Area are changed at any time during the term of this Ordinance, then the Grantee shall, at its own cost and expense and upon reasonable written notification and request of the Grantor, protect or promptly alter or relocate the System, or any part thereof, so as to conform with such new grades or lines. In the event that the Grantee refuses or neglects to so protect, alter, or relocate all or part of the System, the Grantor shall have the right to break through, remove, alter or relocate all or any part of the System without any liability to the Grantee, any Affiliated Person or any other Person, and the Grantee shall pay to the Grantor the documented costs incurred in connection with such breaking through, removal, alteration, or relocation.

Protect Structures. In connection with the construction, operation, maintenance, repair, upgrade, or removal of the System, the Grantee shall, at its own cost and expense, protect any and all existing structures belonging to the Grantor and all designated landmarks. The Grantee shall obtain the prior approval of the Grantor before altering any water main, sewerage or drainage system, or any other municipal

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structure in the Rights-of-Way required because of the presence of the System in the Rights-of Way. Any such alteration shall be made by the Grantee, at its sole cost and expense, and in any reasonable manner prescribed by the Grantor, the Grantee agrees that it shall be liable, at its own cost and expense, to replace or repair and restore to serviceable condition, in any reasonable manner as may be specified by the Grantor, any Street or any municipal structure involved in the construction, operation, maintenance, repair, upgrade or removal of the System that may become disturbed or damaged as a result of any work thereon by or on behalf of the Grantee pursuant to this Ordinance.

No Obstruction. In connection with the construction, operation, maintenance, repair, upgrade, or removal of the System, the Grantee shall not obstruct the Rights-of-Way, subways, railways, passenger travel, river navigation, or other traffic to, from, or within the Franchise Area without prior consent of the appropriate authorities.

Movement of Wire. The Grantee shall, upon prior written notice by the Grantor or any Person holding a permit to move any structure, temporarily move its wires to permit the moving of said structure. The Grantee may impose a reasonable charge (which may require advance payment in appropriate circumstances) on any Person other than the Grantor for any such movement of its wires.

Safety Precautions. The Grantee shall, at its own cost and expense, undertake all necessary and appropriate efforts to prevent accidents at its work sites, including the placing and maintenance of proper guards, fences, barricades, watchmen, and suitable and sufficient lighting.

Moving Wires. The Grantor may, in case of fire, disaster, or other such emergency, as reasonably determined by the Grantor, in its sole discretion, cut or move any of the wires, cables, amplifiers, appliances, or other parts of the System, in which event the Grantor shall not incur any liability to the Grantee, any Affiliated Person or any other Person. The Grantor shall take reasonable efforts to consult the Grantee prior to any such cutting or movement of its wires, and the Grantee shall be given the opportunity to perform such work itself. All documented costs to repair or replace such wires, cables, amplifiers, appliances or other parts of the System shall be borne by the Grantee.

No Liability for Public Work, etc. Neither the Grantor nor its officers, employees, agents, attorneys, consultants or independent contractors shall have any liability to the Grantee or any Affiliated Person for any liability as a result of or in connection with the protection, breaking through, movement, removal, alteration, or relocation of any part of the System by or on behalf of the Grantee or the Grantor in connection with any emergency, public work, public improvement, alteration of any municipal structure, any change in the grade or line of any Street, or the elimination, discontinuation, and closing of any Street.

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APPENDIX C

PEG MATTERS

APPENDIX C

PEG Matters

ACCESS CHANNELS, EQUIPMENT, FACILITIES, AND SERVICES

In order to develop and promote educational, government access, and local programming for the system’s access channels, Grantee agrees to provide the following:

A. Access Channels. Grantee shall provide the following number of dedicated access channels: two (2) channels for government access (one for the City of Clearwater and one for Pinellas County) and one (1) additional digital channel upon the City’s request to be used by the City for local government access, once Grantor provides programming generally on a digital basis; one (1) channel for local origination; one (1) channel for public access; and two (2) channels for educational access (one for the Pinellas County School District and one for the St. Petersburg Junior College). Such channels shall be used exclusively for purposes of public, educational and governmental access programming on a non-commercial, not-for-profit basis. Grantee shall carry and transmit on its lowest basic service level, on the access channels of its Cable System, the same public, educational and governmental programming carried and transmitted on the access channels of the incumbent cable operator in the City, Time Warner Entertainment—Advance/Newhouse Partnership (“Time Warner”) or its successors or transferees, so long as the signal for such programming is of high quality and is made available to Grantee at no fee.

Grantee shall interconnect the public, educational and governmental access channels of its Cable System with the public, educational and governmental access channels of all other local cable systems in order that the programming on such channels can be universally available to all cable subscribers within the City. Grantee shall be responsible for any costs and expenses necessary to interconnect its Cable System to a mutually convenient and agreed upon point of presence supplied by the other cable operators in the City. Grantor agrees to mediate any disputes between Grantee and other franchised cable operators related to the location of the interconnection point. If such parties, in the opinion of the City are unable to agree on such interconnection point, such point will be determined by the City in the exercise of its absolute discretion. Grantee also agrees to negotiate in good faith an agreement with Time Warner, and its successors, assignees or transferees, by which Grantee and Time Warner, and its successors, assignees or transferees, shall carry all access channels on their systems in the City utilizing the same channel numbers.

B. Government Access Equipment, Facilities and Support. Grantee agrees to pay to the Grantor, within thirty (30) days after the effective date of this Franchise

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Ordinance, the sum of Sixty-seven Thousand Dollars ($67,000) and at the end of seven years after the effective date of this Franchise Ordinance the sum of Fifty Thousand Dollars ($50,000). Such payments shall not be deducted from franchise fees. Grantor shall use such money to support and provide facilities and equipment for government access programming. Grantor shall provide Grantee with an accounting for such funds within one (1) year of receipt.

C. Public, Education and Government Access Support. Grantee agrees to pay to the Grantor, within thirty (30) days after the effective date of this Franchise Ordinance and on the anniversary of such date for the term of this Franchise, the following amounts:

Year 1	$50,000
Year 2	$50,000
Year 3	$75,000
Year 4	$75,000
Year 5	$75,000
Year 6	$100,000
Year 7	$100,000
Year 8	$100,000
Year 9	$125,000
Year 10	$125,000

Total	$875,000

Such payments shall not be deducted from franchise fees or collected from subscribers as an external cost pursuant to FCC rules. Grantor shall only use such money in support of public, education and government access programming. Grantor shall provide an accounting to Grantee annually for such funds.

Grantee shall have the right to renegotiate with Grantor the amounts and manner in which Grantee funds support for public, education and government access programming after the fourth anniversary of the effective date of the Franchise Ordinance if: (i) the County adopts a model for funding support for such programming that is inconsistent with or fails to take into account the amounts to be paid by Grantee to Grantor hereunder; or (ii) Grantee’s actual number of Subscribers in the City after such four-year period is below twelve thousand five hundred (12,500). To the extent necessary for Grantee to avoid further cost or obligation, Grantor shall negotiate in good faith a modification to Grantee’s obligations for support of public, education and government access support, equipment and facilities contained in this Ordinance, if under FCC regulations or state or federal law, Grantee is required to share costs with the provider of such facilities (currently Time Warner Entertainment-Advance/Newhouse Partnership (“Time Warner”)). In such negotiation, in addition to any costs Grantee may be obligated to share, it may be appropriate for Grantee to

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continue to provide some support to the City, taking into account the City’s needs and the reasonable profitability of the system.

D. Publicity. Grantee shall actively promote ongoing community awareness of public, educational and government access channels, and public access facilities and training opportunities for public and educational access, at a minimum in its program guides containing listings of the local off-air broadcast signals in the Grantee’s basic service tier, provided that the publisher of any such guide consents to the inclusion of information, at no cost to the Grantee, concerning public, educational and governmental access programming carried by the Grantee based upon the good faith efforts of the Grantee to secure such listings, in an annual bill stuffer, and in public service announcements supplied by Grantor, all in such places and at such times as Grantee in its sole discretion shall determine, and Grantee shall provide Grantor, on request, with a summary of its activities in this regard.

E. Single Entity Administration of Educational/Public Access Channels and Facilities. If during the term of this Franchise Ordinance, the County creates, or consents to the creation of, a single entity to administer the use of the channels and the use of facilities for all education and public access purposes (the “Community Access Center”), and the costs of operating such Center are shared by all cable operators within the County, Grantor shall negotiate in good faith a modification to Grantee’s obligations for support of public, education and government access support, equipment and facilities contained in this Ordinance. In such negotiation, in addition to any costs Grantee may be obligated to share, it may be appropriate for Grantee to continue to provide some support to the City, taking into account the City’s needs and the reasonable profitability of the system.

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APPENDIX D

I-NET

APPENDIX D

I-NET

Grantor shall not be required to provide or contribute towards the support of Grantor’s institutional network (“I-Net”). In lieu of any such obligation, Grantee shall pay the grant provided in Section 6 (E) of the Ordinance.

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APPENDIX E

CUSTOMER SERVICE STANDARDS

APPENDIX E

CUSTOMER SERVICE STANDARDS

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APPENDIX E

CUSTOMER SERVICE STANDARDS

SECTION 1

SOLICITATION OF SUBSCRIPTIONS

1.1 Subscription Information.

1.1.1 Before providing any service to any potential Subscriber and at least once a year to all Subscribers, the Grantee shall provide the following subscription information to all potential Subscribers and all Subscribers, in a clear, complete and comprehensible form:

a. a description of the Cable Services provided by the Grantee, accompanied by a listing of the charges for each such service, either a one or in combination;

b. a listing of all rates, terms and conditions for each Cable Service or tier of Cable Service, both alone and in combination, and all other charges, such as for returned checks and for relocating cable outlets;

c. a general explanation of other communications devices which may be used in conjunction with the System, including but not limited to, video cassette recorders, remote control devices, closed captioning decoders, parental control devices, and, if applicable, the use of publicly available equipment and a listing of the Grantee’s charges for connecting such devices to the System;

d. a description of the Grantee’s billing and collection procedures;

e. the procedure for the resolution of billing disputes, including the telephone number of the City of Clearwater office Subscribers may call with regard to billing disputes, as specified by the Grantor;

f. a description of the Grantee’s policies concerning credits for outages and reception problems, consistent with these consumer protection standards;

g. an explanation of the procedures and charges, if any, for upgrading, downgrading or disconnecting services, consistent with these consumer protection standards;

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h. the required time periods for the completion of installation requests, consistent with these consumer protection standards, and an indication of the penalties for failure to complete installation within such time periods;

i. the complaint resolution process;

j. the procedures by which the Subscriber will be notified of any rate increase;

k. the local or toll-free numbers for the Grantee’s Subscriber service telephone system;

l. a listing of the access channels and a description of the purposes and uses of such channels; and

m. a description of significant rights accorded to the Subscriber pursuant to applicable law.

1.1.2 The Grantee shall deliver three (3) copies of all such subscription information to the Grantor within three (3) days after distributing it to the first Subscriber or potential Subscriber so that the Grantor may ensure that the information contained therein comports with these consumer protection standards and is not misleading. If the Grantor determines that such information does not comport with these consumer protection standards or this Ordinance or is misleading, the Grantor may order the Grantee to submit to any Subscriber or potential Subscriber corrected subscription information. The Grantee agrees that the Grantor assumes no liability for the subscription information by virtue of its review of such information.

1.2 Right of Rescission. Anyone who requests the installation of Cable Service from the Grantee shall have the right to rescind such request at anytime prior to the point in time at which physical installation upon the premises begins. Anyone who requests a particular service from the Grantee shall have the same right of rescission, except that such right shall expire once the requested service is actually received by such Person.

1.3 Marker Showing Converter Dial Locations. The Grantee will provide Subscribers with a dial location card for all Cable Services, and will provide a new card showing the then-current Channel lineup on an annual basis thereafter.

1.4 Procedure for Installation.

1.4.1 Under normal operating conditions, the standards in this Section shall be met no less than ninety-five percent (95%) of the time measured on a quarterly basis.

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1.4.2 Once a request for Cable Service is received, the Grantee shall either set a specific appointment time or specify a four (4) hour time block during normal business hours, as requested by the Subscriber or potential Subscriber, during which the Grantee’s work crew shall install the necessary equipment to receive service. The Grantee may schedule installation activities outside of normal business hours for the express convenience of the Subscriber.

1.4.3 Unless a later date is requested by a potential Subscriber, the Grantee shall complete installation of service for any new Subscriber within seven (7) business days after any such request is received, where the installation is located up to 125 feet from the existing distribution system.

1.5 Records of Requests for Cable Service.

1.5.1 The Grantee shall keep records capable of showing all requests for Cable Service, which shall contain, with respect to each request for service, the name and address of the Person requesting service, an identification of the block on which the Person requesting service resides or is otherwise located, the date on which service was requested, the date and appointment period on which service was scheduled to be provided and the date and appointment period service was actually provided. These records shall be assembled continuously and made available to the Grantor in summary form and in a legible format

1.5.2 Any information in the records required by Section 1.5.1 of this Appendix may be destroyed three (3) years after such information was collected, unless the Grantor authorized the Grantee, in writing, to destroy any information required by Section 1.5.1 of this Appendix prior to the expiration of such three (3) year period.

SECTION 2

TRAINING OF EMPLOYEES; TELEPHONES

2.1 Training of Employees

2.1.1 Each employee of the Grantee who may come into contact with members of the public at their places of residence shall: (i) wear a Company-provided uniform identifying the Grantee; (ii) use a vehicle appropriately identifying the Grantee; (iii) wear a picture identification card indicating his or her employment with the Grantee. Each such employee shall also be trained to perform efficiently the various tasks, including responding to consumer inquiries and complaints, necessary to provide consumer services in a responsible and courteous manner.

2.1.2 All Company employees shall identify themselves by name when answering Company telephone lines routinely used by members of the public.

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2.2 Telephone Lines. The Grantee shall have local or toll free telephone lines for receiving requests for repair or installation services, for reporting outages and for responding to billing questions. These lines shall be answered twenty-four (24) hours per day, seven (7) days per week, with an answering service or automated device answering them outside of the Grantee’s business hours (during which hours these lines shall be answered by Company employees on request). If calls concerning area outages are received, the answering service or automated device shall (i) at the end of the recorded message, permit Subscribers to report outages and to leave their name and account number, if available, for an outage credit; (ii) contact the person authorized by the Grantee to initiate corrective measures; and (iii) with respect to outages known to the Grantee, provide up-to-date information on outages, such as the suspected cause, the efforts underway to correct the problem and the estimated time when service will be restored. The answering service or automated device shall record calls concerning billing questions, complaints, or other matters and Company employees shall return any such call within one (1) business day after the answering service or automated device takes the message.

2.3 Standard of Service for the Telephone System. The Grantee shall maintain a State-of-the-Art telephone system throughout the term of this Ordinance. At the commencement of the term of this Ordinance, the telephone system shall have, at a minimum, enough incoming lines and adequate staff to process incoming calls such that telephone answer time, including wait time, shall not exceed thirty (30) seconds when the connection is made. If the call needs to be transferred, transfer time shall not exceed thirty (30) seconds. Subscribers shall receive a busy signal less than three percent (3%) of the time.

2.4 Compliance. The standards in Section 2.2 of this Appendix shall be met no less than ninety percent (90%) of the time under normal operating conditions, measured on a quarterly basis. The Grantee will not be required to acquire equipment or perform surveys to measure compliance with the telephone answering standards unless a historical record of complaints indicate a clear failure to comply.

SECTION 3

BILLING

3.1 The Format of a Subscriber’s Bill

3.1.1 The bill shall be designed in such a way as to present the information contained therein clearly and comprehensibly to Subscribers.

3.1.2 The bill shall contain itemized charges for each category of Service and equipment and any installation of equipment or facilities and monthly use

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thereof (together, “Equipment”) for which a charge is imposed (including late charges, if any), an explicit due date, the name and address of the Grantee and telephone number for the Grantee’s office responsible for inquiries and billing, the telephone number specified by the Grantor for the resolution of billing disputes, and the FCC Community Unit Identifier Number. The bill shall state the billing period, amount of current billing and appropriate credits or past due balances, if any.

3.1.3 The Grantee shall not charge a potential Subscriber or Subscriber for any Service or Equipment that the Subscriber has not affirmatively requested by name. A Subscriber’s failure to refuse a cable operator’s proposal to provide such Service or Equipment shall not be deemed to be an affirmative request for such Service or Equipment.

3.2 Billing Procedures. All bills shall be rendered monthly, unless otherwise authorized by the Subscriber, or unless service was provided for less than one(1) month.

3.3 Procedures for Collecting Late Bills.

3.3.1 No bill shall be due less than fifteen (15) days from the date of the mailing of the bill by the Grantee to the Subscriber.

3.3.2 A bill shall not be considered delinquent until at least forty-five (45) days have elapsed from the mailing of the bill to the Subscriber and payment has not been received by the Grantee, provided that no bill shall be mailed more than fifteen (15) days prior to the date services covered by such bill commence, except in cases where a Subscriber requests advance billing. Late fees not to exceed one percent (1%) may be applied to a delinquent bill, so long as the billing dispute resolution procedures set forth in Section 3.4 of this Appendix have not been initiated.

3.3.3 Except for terminating access to pay-per-view events, movies or other usage-priced services, the Grantee shall not physically or electronically discontinue service for nonpayment of bills rendered for service until: (i) the Subscriber is delinquent in payment for service; and (ii) at least five (5) days have elapsed after a separate written notice of impending discontinuance has been serviced personally upon a Subscriber; or (iii) at least eight (8) days have elapsed after mailing to the Subscriber a separate written notice of impending discontinuance (for which postage is paid by the Grantee), addressed to such Person at the premises where the Subscriber requests billing; or (iv) at least five (5) days have elapsed after a Subscriber has either signed for or refused a certified letter (postage to be paid by the Grantee) containing a separate written notice of impending discontinuance addressed to such Person at the premises where the Subscriber requests billing. Notice of Service discontinuance must clearly state the amount in arrears, the total amount required to be paid to avoid discontinuance of service, reconnection charges if applicable, and the date by which such payment must be made.

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3.4 Procedure for the Resolution of Billing Disputes

3.4.1 The billing dispute resolution procedure shall be initiated once a Subscriber contacts the Grantee’s department which handles billing questions for the Grantor, orally or in writing, so long as such contact occurs within thirty (30) days from the date of receipt of the bill by the Subscriber. If the Subscriber contacts the Grantor, the Grantor shall notify the Grantee, by mail, by telephone or by electronic means, that the dispute resolution procedure has been initiated and the Grantee shall then contact the Subscriber to discuss the dispute.

3.4.2 The Subscriber shall not be required to pay the disputed portion of the bill until the dispute is resolved. The Grantee shall not apply finance charges, issue delinquency or termination notices, or initiate collection procedures for the disputed portion of the bill pending resolution of the dispute.

3.4.3 The Grantee shall promptly undertake whatever review is necessary to resolve the dispute, and shall notify the Subscriber of the results of the review as soon as it is completed, but in no case later than twenty (20) business days after receipt from the Subscriber of the billing dispute, problem or complaint notification.

3.4.4 The Grantee shall notify the Subscriber in writing of its proposed resolution of the billing dispute, and shall inform the Subscriber that unless an appeal is taken to the Grantor within ten (10) business days after the date of postmark on the notification letter, the Grantee’s resolution of the dispute shall be considered final. Where no appeal is taken, the amount the Grantee claims is due must be paid within twenty (20) days after the date of postmark on the notification letter.

3.4.5 If the Subscriber appeals the Grantee’s resolution within the aforementioned period, payment of the disputed amount may be deferred until one (1) week after the Grantor has reviewed and resolved the dispute.

3.5 Referral of Delinquent Accounts to a Collection Agency

3.5.1 If the billing dispute resolution procedures have not been initiated, the delinquent account may be referred to a private collection agency for appropriate action no sooner than thirty (30) business days after it becomes delinquent.

3.5.2 If the billing dispute resolution procedures have been initiated, the delinquent account shall not be referred to a collection agency prior to ten (10) business days after the conclusion of those procedures, including any appeal to the Grantor.

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SECTION 4

EQUIPMENT PROVIDED BY THE GRANTEE

4.1 Types of Equipment To Be Provided

4.1.1 The Grantee shall supply a closed caption decoder to any hearing impaired Subscriber who requests one at a charge not to exceed the Grantee’s cost.

4.1.2 The Grantee shall comply with all rules and regulations promulgated by the FCC pursuant to Sections 623 and 624A of the Cable Act (47 U.S.C. §§ 543 and 544a).

4.2 Terms for Rental and Loaner Equipment

4.2.1 The Grantee may require deposits on Equipment it provides to Subscribers, provided that all such deposits shall be placed in an interest bearing escrow account for the Subscribers, which deposit shall bear a reasonable interest rate, and provided further, that there shall be no discrimination among or between Subscribers in either the requirement for or the amount of such deposits.

4.2.2 For billing purposes, the return of rental Equipment shall be deemed to have taken place on the day such equipment is returned.

SECTION 5

OUTAGE CORRECTION AND REPAIR SERVICE

5.1 Interruption of Service. The Grantee shall exercise its best efforts to limit any scheduled interruption of any Cable Service for any purpose to periods of minimum use. Except in emergencies or incidents requiring immediate action, the Grantee shall provide Grantor and all affected Subscribers with prior notice of scheduled service interruptions, if such interruptions will last longer than thirty (30) minutes. For any other scheduled service outage, the Grantee must give notice electronically by placing an alphanumeric message on an information Channel or similar Channel on the System from time to time and at least once an hour, at least forty-eight (48) hours before the interruption of service occurs, unless the Grantor authorizes the provision of shorter notice.

5.2 Time Periods by Which Outages Must Be Corrected and Repairs Made.

5.2.1 The Grantee shall maintain sufficient repair and maintenance crews so as to be able to correct or repair any reception problem or other service problem of either picture, or sound quality, including any outage of sound and/or picture, on any Channel except for a problem caused by an intentional, wrongful

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act of the Subscriber or by the Subscriber’s own equipment which was not supplied by the Grantee, promptly and in no event later than twenty-four (24) hours after the Grantee either receives a request for repair service or the Grantee learns of it. For ‘ purposes of this Ordinance, “reception problem” shall constitute reception that an affected Subscriber reasonably determines is unsatisfactory, unless the Grantee can demonstrate that the Signals transmitted to such Subscriber are in compliance with the FCC’s technical signal quality standards (47 C.F.R. § 76.601 et seq.).

5.2.2 The Grantee shall maintain, at all times, an adequate repair and service force in order to satisfy its obligations pursuant to the Section 5.2.1 of this Appendix, and in cases where it is necessary to enter upon a Subscriber’s premises to correct any reception problem or other service problem, the Grantee shall either set a specific appointment time or specify a four (4) hour time block during normal business hours, as requested by the Subscriber or potential Subscriber, during which the Grantee’s work crew shall work on the service problem. The Grantee may schedule service calls outside of normal business hours for the express convenience of the Subscriber, provided the Grantee’s customer service representatives shall at all times endeavor to be aware of service or other problems in adjacent areas which may obviate the need to enter a Subscriber’s premises.

5.2.3 In no event shall the Grantee cancel any necessary scheduled service call after the close of the business on the business day prior to the scheduled appointment. If the Grantee needs to cancel a scheduled appointment, it must contact the Subscriber and reschedule at a time convenient for the Subscriber.

5.3 Failure To Meet Time Periods May Be Excused. The Grantee’s failure to correct outages or to make repairs within the stated time periods shall be excused in the following circumstances:

(i)	if the Grantee could not obtain access to the Subscriber’s premises; or

(ii)	if the Grantor, acting reasonably, agrees with the Grantee that correcting such outages or making such repairs was not reasonably possible within the allotted time period.

5.4 No Charge for Repair Service. The Grantee shall not impose any fee or charge any Subscriber for any service call to his or her premises to perform any repair or maintenance work.

5.5 Service Calls To Be Provided on a Nondiscriminatory Basis. The Grantee shall provide all service calls throughout the Franchise Area on a nondiscriminatory basis.

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5.6 Records of Repair Service Requests.

5.6.1 The Grantee shall keep records capable of showing all requests for repair service and information on outage correction (to the extent available with respect to each of the following types of information), which shall show, at a minimum, the name and address of the affected Subscriber, the block on which such Subscriber resides or is otherwise located, the date and the approximate time of request, the date and approximate time the Grantee responds, the date and approximate time service is restored, the type and the probable cause of the problem, the signal level measured on thirty percent (30%) but no less than fifteen (15) of the activated Channels on the System after corrective action, if applicable, the corrective steps, if any, taken, and the names of the Grantee employees who took the corrective action(s). Such records shall also describe the corrective action taken, and, in the case of outages, shall estimate the numbers of Subscribers affected. For the purposes of this Section 5.6.1, “time” shall mean the time of request or appointment period, as applicable.

5.6.2 Any information in the records required by Section 5.6.1 of this Appendix may be destroyed three (3) years after such information was collected, unless the Grantor authorized the Grantee, in writing, to destroy any information required by Section 5.6.1 of this Appendix prior to the expiration of such three (3) year period.

SECTION 6

SUBSCRIBER COMPLAINTS

6.1 Complaints. For the purposes of this Ordinance, “complaint’ shall mean any written communication by a Subscriber or potential Subscriber or oral communication by a Subscriber or potential Subscriber reduced to writing, including to a computer form, expressing dissatisfaction with any nonprogramming aspect of the Grantee’s business or operation of the System.

6.2 Time Period for the Resolution of Complaints. Except where another time period is required by any other provision of this Appendix, the Grantee shall make its best efforts to resolve, as soon as practicable, and in no event later than seven (7) business days, all complaints after they are received by the Grantee. Within two (2) business days of receiving a written complaint or a complaint forwarded to the Grantee by the Grantor, the Grantee shall notify the Person who made the complaint, either by telephone or in writing, that the complaint has been received and that the Grantee will make its best efforts to resolve such complaint within seven (7) business days of receipt of such complaint by the Grantee.

6.3 Referral of Complaints from the Grantor to the Grantee.

6.3.1 If the Grantor is contacted directly about a complaint concerning the Grantee, the Grantor shall notify the Grantee.

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6.3.2 Within seven (7) business days after being notified about the complaint, the Grantee shall issue to the Grantor a report detailing the investigation thoroughly, describing the findings, explaining any corrective steps which are being taken and indicating that the Person who registered the complaint has been notified of the resolution.

6.4 Complaint Records.

6.4.1 The Grantee shall maintain complaint records, which shall record the date a complaint is received, the name and address of the affected Subscriber, the block on which such Subscriber resides or is otherwise located, a description of the complaint, the date of resolution, a description of the resolution and an indication of whether the resolution was appealed.

6.4.2 Any information in the records required by Section 6.4.1 of this Appendix may be destroyed after three (3) years after such information was collected, unless the Grantor authorizes the Grantee, in writing, to destroy any information required by Section 6.4.1 of this Appendix prior to the expiration of such three (3) year period.

SECTION 7

NOTICE

7.1 Notice Required

7.1.1 The Grantee shall provide notice to the Grantor and all Subscribers of any change in any fee, charge, deposit, term or condition, which notice shall be provided no later than thirty (30) days prior to the effective date of any such change. All notices required by this Section 7.1.1 shall specify, as applicable, the service or services affected, the new rate, charge, term or condition, the effect of the change, and the effective date of the change.

7.1.2 If the Grantee provides a premium Channel without charge to Cable Subscribers who do not subscribe to such premium Channel, the cable operator shall provide a means whereby (i) those Subscribers without a set top box may request at the time of installation that the signal from such premium Channels be blocked to prevent any viewing during any such free period, (ii) those Subscribers with a set top box may either request that the signal for such premium Channels continue to be scrambled during any free-offer periods, or use parental control features on the set top box to preclude viewing such premium Channel. For the purposes of this Section 7.1.2, the term “premium Channel” shall mean any Service offered on a per Channel or per program basis, which offers movies rated by the Motion Picture Association of America as X, NC-17 or R.

7.1.3 The Grantee shall provide notice, in writing, to the Grantor and all Subscribers of any change in any Channel assignment or in any Service

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provided over any such Channel, which notice shall be provided no later than thirty (30) days prior to the effective date of any such change. The Grantee shall also provide notice, in writing, to the Grantor and all Subscribers that comments on programming and Channel position changes are being recorded by a designated office of the Grantor, which notice shall be provided no less often than once every sixty (60) days.

SECTION 8

TERMINATION OF SERVICE AND DISCONNECTION

8.1 Notice of Termination of Service. As described in Section 3.3.3 of this Appendix, the Grantee may terminate service to any Subscriber whose bill has not been paid after it becomes delinquent, so long as the Grantee gives proper notice to the Subscriber as provided in Section 3.3.3 of this Appendix and the billing dispute resolution procedures have not been initiated.

8.2 Resubscription to Cable Service. The Grantee shall not refuse to serve a former Subscriber whose service was terminated, so long as all past bills and late charges have been paid in full. The Grantee may not charge such terminated Subscriber any fee(s) not applied to former Subscribers who voluntarily terminated service. The Grantee, however, may require a deposit from such a terminated Subscriber in an amount not to exceed such Subscriber’s anticipated monthly charges for a two (2) month period, provided that all such deposits shall be placed in an interest bearing escrow account for the Subscriber, which deposit shall bear a reasonable interest rate. Such deposits shall be returned to the Subscriber no later than after twelve consecutive months of no delinquent payments by such Subscriber.

8.3 Length of Time to Disconnection. If disconnection occurs at the Subscriber’s written or oral request, then, for billing purposes, it shall be deemed to have occurred three (3) days after the Grantee receives the request for disconnection unless (i) it in fact occurs earlier or (ii) the Subscriber requests a longer period.

8.4 Scheduling Appointments. Except for disconnection of Cable Service for non-payment, the Grantee shall either set a specific appointment time or specify a four (4) hour time period during normal business hours, during which its work crew shall visit the Subscriber’s premises to disconnect service and to remove any Equipment. The Grantee may schedule such service outside normal business hours for the express convenience of the Subscriber.

8.5 Restoration of Subscriber Premises. The Grantee shall ensure that the subscriber’s premises are restored to their original condition if damaged by the Grantee’s employees or agents in any respect in connection with the installation, repair or disconnection of Cable Service.

8.6 No Fee for Disconnection. The Grantee shall not charge any fee for disconnection. For any Subscriber wishing to disconnect his or her Cable Service for a period of six (6) months or less, the Grantee shall not impose a charge on such

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Subscriber for reconnection within such six (6) month period, if, at or prior to the time of disconnection, the Subscriber notifies the Grantee that he or she requests to have his or her Cable Service reconnected within six (6) months. In such cases, the Grantee shall disconnect and reconnect the Subscriber’s Cable Service remotely without visiting the Subscriber’s place of residence.

SECTION 9

CREDITS AND REFUNDS

9.1 Grounds. As a result of the Grantee’s failure to comply with these consumer protection standards, the Grantee shall provide to each affected Subscriber or potential Subscriber, as applicable, the following credits:

(i) for a failure of the Grantee’s crew to arrive at the Subscriber’s premises at the scheduled time or within the promised four (4) hour period for any installation service, as provided in Section 1.4.2 of this Appendix, a credit equal to free installation and the amount that would have otherwise been billed to such Subscriber for all Cable Services selected by such Subscriber for the first billing period following installation up to a maximum amount of Twenty-five Dollars ($25);

(ii) for a failure of the Grantee to complete installation of service within the scheduled time period provided for in Section 1.4.3 of this Appendix, unless otherwise excused,” a credit equal to free installation;

(iii) for any reception problem, including any outage of sound and or picture on any Channel, as defined in Section 5.2 of this Appendix, or for any other service problem which remains unrepaired for more than twelve (12) hours after either the Grantee receives from the Subscriber a request for repair service (provided that, to the extent access to the Subscriber’s premises is required to effect such repair, the Subscriber has granted the Grantee such access) or-the Grantee learns of such problem, a minimum credit in an amount equal to one-thirtieth (1/30) times the total bill for Cable Service of such Subscriber for the preceding billing period, for each twenty-four (24) hour period during which such reception problem persists for at least four (4) hours;

(iv) for a failure of the Grantee’s crew to arrive to correct any outage or make any repair during the stated time period, as specified in Section 5.2.2 of this Appendix (except where such failure is excused by Section 5.3 of this Appendix or except where such crew is no longer required due to a repair effected in a nearby portion of the System, in which case the Subscriber shall be notified by telephone that a visit to such Subscriber’s residence is no longer necessary), a credit in an amount equal to all charges billed to such Subscriber for the preceding monthly billing period up to a maximum amount of Twenty-five Dollars ($25); and

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(v) for the improper termination of service to a Subscriber, free reconnection and a credit in an amount equal to all charges billed to such Subscriber for a period equal to two (2) times the total number of days such Subscriber does not have service up to a maximum amount of Seventy-five Dollars ($75).

9.2 Purpose. The Grantee agrees that each of the foregoing occurrences necessitating such credits shall result in injury to such Subscribers, which injury will be difficult to ascertain and to prove. The Grantee agrees that each of the foregoing credits is a fair and reasonable compensation for such injury and that such compensation constitutes liquidated damages, not a penalty or forfeiture.

9.3 Calculation. For the purpose of calculating the amount of credit owed pursuant to Section 9.1(iii) of this Appendix, such four (4) hour period shall be deemed to have begun at the time the outage occurred.

9.4 Credits. With respect to any credit described in Section 9.1(iii) of this Appendix, the Grantee shall automatically provide a credit on each Subscriber’s bill affected by a reception problem, as applicable. If the Grantee cannot determine who was affected, then it shall provide a credit to any eligible Subscriber who makes application therefor by written or oral notice within ninety (90) days after the cutage or reception problem occurred. With respect to any other credits enumerated in Section 9.1 of this Appendix, the Grantee shall provide such credit automatically to the affected Subscriber’s next bill.

9.5 Refunds. Refund checks shall be issued promptly, but no later than either (a) the Subscriber’s next billing cycle following resolution of the request or thirty (30) days, whichever is earlier, or (b) the return of the equipment supplied by the Grantee if the service is terminated.

SECTION 10

MISCELLANEOUS REQUIREMENTS

10.1 Charge for Downgrades. The downgrading of a Subscriber’s service shall be effected solely by coded entry on a computer terminal or by another similarly simple method, and the charge for such downgrading shall be nominal, and in no event shall exceed the cost for any upgrading of a Subscriber’s service by such method(s). Charges for changes in service tiers or equipment that are impossible to be made by coded entry on a computer terminal or other similarly simple method and that involve a more complex method shall not exceed actual cost, and in no event shall exceed the cost for any upgrading of a Subscriber’s service by such method.

10.2 Subscriber Information. The Grantee shall display a written notice on an information Channel from time to time, stating that information, complaint resolution

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and repair service may be obtained by telephoning the Grantee at a designated telephone number.

10.3 Credits. In the event applicable law permits, at any time during the term of this Ordinance, the Grantor requires the Grantee to retroactively decrease or “rollback” rates, fees or charges for any Service provided pursuant to the Agreement, the Grantee shall automatically provide a credit on each Subscriber’s bill affected by such decrease or rollback, or shall pay to each Subscriber, in cash or by check, the amount of the credit if such credit would be equal to or more than the average bill of such Subscriber for the immediately preceding three (3) month period.

10.4 Payment Stations. The Grantee shall maintain in the Grantor at least two full service locations at which bills can be paid and Subscriber inquiries can be answered.

10.5 Cable Guide. The Grantee shall provide in any cable programming guide supplied to Subscribers a listing of the channel location of all PEG channels and the programming thereon.

SECTION 11

FAILURE TO COMPLY WITH THESE REQUIREMENTS

11.1 Material Requirements.

11.1.1 The Grantee agrees that substantial failure to comply with any material requirement set forth in these consumer protection standards shall constitute an Event of Default.

11.1.2 The Grantee also agrees that if the Grantor determines, in the exercise of its sole discretion, that the Grantee has, after notice from the Grantor, repeatedly failed to comply with any requirement set forth in these consumer protection standards, then the Grantor may elect to treat such failure in all respects as an Event of Default

11.2 Liability for Contractors’/Subcontractors’ Failure To Comply. If the Grantee fails to take reasonable steps to ensure that its contractors, subcontractors or agents abide by these consumer protection standards, the Grantee shall be liable for any breach of these consumer protection standards committed by its contractors, subcontractors, or agents just as if the Grantee itself had committed the breach.

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SECTION 12

DEFINITIONS

12.1 Normal Business Hours. The term “normal business hours” means those hours during which most similar businesses in the community are open to serve customers. In all cases, “normal business hours” must include some evening hours at least one night per week and/or some weekend hours.

12.2 Normal Operating Conditions. The term “normal operating conditions” means those service conditions which are within the control of the Grantee. Those conditions which are not within the control of the Grantee include, but are not limited to, natural disasters, civil disturbances, power outages, telephone network outages, and severe or unusual weather conditions. Those conditions which are ordinarily within the control of the Grantee include, but are not limited to, special promotions, pay-per-view events, rate increases, regular peak or seasonal demand periods, and maintenance or upgrade of the cable system.

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RESOLUTION NO. 00-13

A RESOLUTION OF THE CITY OF CLEARWATER, FLORIDA, APPROVING THE PROPOSED GTE CORPORATION-BELL ATLANTIC CORPORATION MERGER; PROVIDING AN EFFECTIVE DATE.

WHEREAS, pursuant to Ordinance 6046-96 adopted June 20, 1996, the City of Clearwater has a cable franchise with GTE Media Ventures Incorporated, which is a wholly owned subsidiary of GTE Corporation; and

WHEREAS, on December 13, 1999, GTE Corporation submitted documents to the City of Clearwater requesting approval of its proposed merger with Bell Atlantic Corporation; and

WHEREAS, in accordance with Section 14(b) of the cable franchise ordnance, GTE Corporation is requesting approval of the change or transfer in control of the company; now, therefore,

BE IT RESOLVED BY THE CITY COMMISSION OF THE CITY OF CLEARWATER, FLORIDA:

Section 1. Pursuant to Section 14(b) of Cable Franchise Ordinance 6046-96 with GTE Media Ventures Incorporated, the City of Clearwater hereby approves the proposed merger of GTE Corporation and Bell Atlantic Corporation. The merger approval request and applicable Federal Communications Commission application documentation is attached to this resolution as Exhibit A and is available for Inspection upon request in the City Clerk Department. This approval is conditioned upon the waiver by GTE Media Ventures, Inc., for itself and its transferees/assigns, at the provisions of Section 14(A) and (3) of Ordinance 6046-96.

Section 2. This resolution shall take effect immediately upon adoption. .

PASSED AND ADOPTED this 6th day of April , 2000.

I hereby certify that this is a true and ___ copy of the original ___appears in the files of the City of Clearwater Witness ___ hand and official real of the ___________ ___ 14th day of april, 2000	VICE MAYOR J.B. Johnson

/s/ Illegible	By:	/s/ Brain Aungst

Deputy-City Clerk		Brain Aungst, Mayor-Commissoner

Approved as to form:	Attest:

/s/ Pamela K. Akin	/s/ Cynthia E. Goudeau

Pamela K. Akin, City Attorney	Cynthia E. Goudeau, City Clerk

To the Commission of the City of Clearwater, Florida:

As you know, on December 13, 1999, GTE Media Ventures Incorporated filed an Application seeking consent for the change of control arising from the merger between its parent, GTE Corporation and the Bell Atlantic Corporation. As a result of discussions between representatives of the City and GTE Media Ventures pertaining to the Application, it has become apparent that the City has a concern that any possible future transfer or assignment of the GTE Media Ventures Franchise Agreement to an affiliate may negatively impact the continued operation of the franchise. This concern is heightened because Sections 14(A) and (B) of Ordinance No, 6046-96 do not require GTE Media Ventures to acquire prior consent from the City if the franchise or control is transferred to affiliates wholly owned by GTE Corporation In view of that concern, the representatives have reached the following agreement, namely in consideration for adoption by the Commission of the City of Clearwater, Florida, of Resolution # 00-13 GTE Media Ventures Incorporated agrees to waive for itself and its transferees/assigns, the provisions of Sections 14(A) and (B) of Ordinance No. 6046-96.

GTE MEDIA VENTURES INCORPORATED

/s/ Anna Marie Moran

Anna Marie Moran Vice President/General Manager Video Services

March 20, 2000 Date